 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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WEST BANCORPORATION, INC.
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LETTER TO STOCKHOLDERS

March 5, 2024

Dear Stockholders:

On behalf of the Board of Directors and named executive officers of West Bancorporation, Inc. (the “Company”), we invite you to join us in person for our Annual Meeting of Stockholders (the “Annual Meeting”). This meeting will be held at our corporate headquarters at 3330 Westown Parkway, West Des Moines, Iowa 50266 at 4:00 p.m. Central time on April 25, 2024.

We will review the progress of the Company and answer questions during the meeting. If a quorum of stockholders is represented at the meeting we will: elect directors; vote on the approval, on a nonbinding basis, of the 2023 compensation of the named executive officers; vote on the approval, on a nonbinding basis, of the frequency of the nonbinding vote to approve the compensation of the named executive officers; vote on the approval of an amendment to the West Bancorporation, Inc. 2021 Equity Incentive Plan; ratify the appointment of RSM US LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2024; and address all other matters that may properly come before the Annual Meeting and any adjournments.

We are using the Securities and Exchange Commission rule that allows us to furnish our proxy statement, Annual Report on Form 10-K/A for the year ended December 31, 2023 and the proxy card to stockholders over the internet. This means our stockholders will receive only a paper copy of a notice containing instructions on how to access proxy materials over the internet. This proxy statement and our Annual Report on Form 10-K/A for the year ended December 31, 2023 are available at www.westbankstrong.com. If you receive the notice but would still like to request paper copies of the proxy materials, please follow the instructions on the notice. By delivering proxy materials electronically to our stockholders, we can reduce the costs of printing and mailing our proxy materials. The notice is first being mailed to stockholders and we intend to provide access to the proxy materials to the stockholders of record beginning on or about March 5, 2024.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance of the Annual Meeting by following the instructions on your Notice of Internet Availability or proxy card, as applicable.

Thank you for your interest in our Company.

Sincerely,

/s/ James W. Noyce	/s/ David D. Nelson
James W. Noyce	David D. Nelson
Board Chair	President and Chief Executive Officer
West Bancorporation, Inc	West Bancorporation, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MEETING INFORMATION

Meeting Date	Time	Location	Record Date
Thursday, April 25, 2024	4:00 p.m. Central time	3330 Westown Parkway	February 16, 2024
West Des Moines, IA 50266

ITEMS OF BUSINESS

Item	Proposal	Board Recommendation
1	The election of 12 directors to serve on the Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified;	✓ FOR all nominees
2	The approval, on a nonbinding basis, of the 2023 compensation of the named executive officers disclosed in the proxy statement;	✓ FOR
3	The approval, on a nonbinding basis, of the frequency (every one, two or three years) of the nonbinding vote to approve the compensation of the named executive officers disclosed in the proxy statement;	✓ 1 YEAR
4	The approval of an amendment to the West Bancorporation, Inc. 2021 Equity Incentive Plan that would increase the number of available shares that may be issued under the plan;	✓ FOR
5	The ratification of the appointment of RSM US LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2024; and	✓ FOR
6	All other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

HOW TO VOTE

Online	Mobile Devices	Phone	Mail
Before the meeting: www.proxyvote.com	Scan the QR Barcode on your proxy materials.	1-800-690-6903	If you request to receive your proxy materials by mail, sign, date and return your proxy card in the envelope provided.

For the Board of Directors,

/s/ James W. Noyce
Board Chair
West Bancorporation, Inc.

West Des Moines, IA
March 5, 2024

Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance of the Annual Meeting by following the instructions on your Notice of Internet Availability or proxy card, as applicable.

PROXY SUMMARY

This summary highlights selected information about the matters to be voted on at the Annual Meeting. You should read the entire proxy statement before voting. For more information regarding the Company’s 2023 performance, please review the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2023.

PROPOSAL 1	ELECTION OF DIRECTORS
	✓	The Board recommends a vote “FOR” each of the nominees listed in the table below.

					Committee
					Company				Bank
Director Nominees	Age	Director Since	Principal Occupation	Location	AC	CC	NCG	RC	DL	TR
Patrick J. Donovan	70	2019	Retired	St. Paul, MN				M	M
Lisa J. Elming	63	2021	Retired	Johnston, IA				C		M
Steven K. Gaer	63	2011	President, Recoop Disaster Insurance	West Des Moines, IA		M			M
Douglas R. Gulling	70	2022	Bank Building Construction Administrator, West Bank	Urbandale, IA				M	M
Sean P. McMurray	56	2013	Chief Technology Officer - Emeritus, Businessolver, Inc.	Clive, IA		C		M
George D. Milligan	67	2005	Chief Executive Officer, The Graham Group, Inc. and Vice-Chair of the Company	Des Moines, IA			M		C
David D. Nelson	63	2010	Chief Executive Officer and President of the Company, and Chair and Chief Executive Officer of West Bank	West Des Moines, IA					M
James W. Noyce	68	2009	Chair of the Company	Grimes, IA	M		M
Rosemary Parson	66	2022	Senior Vice President of Policy Administration and Community Relations, EquiTrust Life Insurance Company	Urbandale, IA	M			M
Steven T. Schuler	72	2018	Retired	Urbandale, IA	C	M
Therese M. Vaughan	67	2019	Retired	West Des Moines, IA	M		C			M
Philip Jason Worth	52	2013	President, Gilcrest/Jewett Lumber Company	West Des Moines, IA					M	C

AC = Audit Committee; CC = Compensation Committee; NCG = Nominating and Corporate Governance Committee;
RC = Risk Management and Information Technology Committee; DL = Directors Loan Committee; TR = Trust Committee;
C = Chair; M = Member.

The Board has determined that all director nominees are independent, except for Mr. Nelson and Mr. Gulling. Mr. Nelson is not independent because he is the Chief Executive Officer (the “CEO”) and President of the Company and Chair and Chief Executive Officer of West Bank. Mr. Gulling is not independent because he is the retired Chief Financial Officer, Executive Vice President and Treasurer of the Company and is currently a non-executive employee of West Bank.

COMPANY DIRECTOR SNAPSHOT

CORPORATE GOVERNANCE HIGHLIGHTS

✓	The positions of Chair and Chief Executive Officer are separately held.
✓	Our Chair is independent.
✓	We impose a director age limit of 73.
✓	Only independent directors serve on the Audit, Compensation, and Nominating and Corporate Governance committees of the Board.
✓	Directors and named executive officers (“NEOs”) are required to hold Company stock; non-employee directors are required to hold Company stock totaling three times their annual cash compensation.
✓	Executive sessions of the independent directors are available at all Board meetings and are scheduled at least four times per year.
✓	Board and committee performance evaluations are completed annually.
✓	Ongoing and active risk oversight is performed by a separate Risk Management and Information Technology Committee.
✓	We consider diversity of skills, backgrounds, and perspectives, including diversity with respect to gender, ethnicity and areas of expertise in Board composition.
✓	Directors have a variety of experiences, skills and geographic knowledge that match the Company’s strategic direction and are important parts of the Board’s oversight of the Company.
✓	The Board and its committees have access to independent experts and advisors.
✓	The Compensation Committee utilizes the services of an independent compensation consultant.

PROPOSAL 2	APPROVE THE 2023 COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
	✓	The Board recommends a vote “FOR” this proposal.

In consultation with a third-party compensation consultant, McLagan, a unit of Aon PLC, the Company structured its 2023 executive compensation program to align with stockholder interests and the long-term interests of the Company, appropriately balance risk and reward, and attract and retain a talented executive team. The executive compensation program principles include pay for performance, a balanced mix of fixed and at-risk compensation and market-competitive pay opportunities. The target total direct compensation mix evidences a strong pay-for-performance culture with a significant amount of named executive officer pay at-risk.

2023 EXECUTIVE COMPENSATION HIGHLIGHTS

Element	Base Salary	Annual Cash Incentives	Long-Term Equity Incentives
Highlights

•Fixed compensation set to be competitive within our industry.

•Adjusted annually based on numerous factors, including scope of an executive officer’s responsibilities, demonstrated performance and relevant market data.

•2023 increase was 14.8 percent for the CEO and 7.1-8.3 percent for the other NEOs. The adjustment to the CEO salary was made to more closely align base salary with the peer group median.

•Annual cash bonus opportunity intended to motivate and reward executives for the achievement of certain business goals and strategies.

•Primarily based on:
•the Company’s net profit and
•the Company’s performance relative to its peer group based on return on average equity, efficiency ratio and nonperforming assets ratio.

•Target cash bonus for the CEO was increased from 40 percent of base salary to 60 percent of base salary for 2023 to more closely align total cash compensation with the peer group median and differentiate the CEOs compensation from that of the other NEOs. No change was made to the target amount of cash bonus for the other NEOs, which is 40 percent of base salary.

•Award of time-based and performance-based RSUs that incentivize executives to deliver long-term value, while also providing a retention vehicle for our executives.

•Grants for our NEOs were 50 percent performance-based and 50 percent time-based RSUs.

•Time-based RSUs vest ratably over five years.

•Performance-based RSUs cliff vest at the end of three years in accordance with the award performance criteria.

COMPENSATION PROGRAM HIGHLIGHTS

✓	We pay for performance.
✓	We align executives’ financial interests with stockholders’ interests whenever possible.
✓	Our programs support the Company’s and West Bank’s values, strategy and development of employees.
✓	Our compensation practices foster a team approach among named executive officers.
✓	Our compensation practices help us attract and retain leaders capable of delivering superior business results.
✓	We provide competitive cash and total compensation opportunities and benefits compared to peers.
✓	We attempt to adhere to the highest legal and ethical standards.
✓	All of the members of the Compensation Committee are independent.
✓	Named executive officers are subject to share ownership and retention requirements.

2023 BUSINESS HIGHLIGHTS

$24,137	$1.44	$1.00	11.42%	60.73%	0.01%
Net Income (in thousands)	Diluted Earnings Per Share	Dividends Per Share	Return On Average Equity	Efficiency Ratio	Nonperforming Assets Ratio

Like the rest of our industry, the Company experienced some significant net interest margin challenges in 2023. The interest rate environment, including dramatic increases in short-term rates, an ongoing inverted yield curve and aggressive deposit competition had a significant impact on our cost of funds, net interest margin and overall net income. Our credit quality remains pristine. We have no loans greater than 30 days past due and only one classified loan for $296 thousand at December 31, 2023.

PROPOSAL 3	APPROVE THE FREQUENCY OF THE NONBINDING VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.
	✓	The Board recommends a vote “FOR” the 1 YEAR frequency when voting on this proposal.

Section 14A of the Exchange Act requires the Company to conduct an advisory stockholder vote to approve the frequency with which our stockholders will vote on the compensation of NEOs, for example as contained in Proposal 2, above, in future years. Stockholders are provided with the option of selecting a frequency of every year, every two years, or every three years, or they may abstain from the vote.

PROPOSAL 4	APPROVE AN AMENDMENT TO THE WEST BANCORPORATION, INC. 2021 EQUITY INCENTIVE PLAN.
	✓	The Board recommends a vote “FOR” this proposal.

Our Board adopted, and our stockholders approved, the West Bancorporation, Inc. 2021 Incentive Plan (the “2021 Equity Plan”) to promote the long-term financial success of the Company and its subsidiaries by attracting and retaining key employees and other individuals. We are submitting an amendment to the 2021 Equity Plan to our stockholders at this time solely to increase the total number of shares of the Company’s common stock reserved for issuance under the 2021 Equity Plan by 550,000 shares.

PROPOSAL 5	RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
	✓	The Board recommends a vote “FOR” this proposal.

The Audit Committee of the Board has reappointed RSM US LLP (“RSM”), independent registered public accounting firm, as the Company’s independent registered public accounting firm for the year ending December 31, 2024. RSM will conduct the annual audit of the Company and its subsidiaries for 2024. RSM has served as the Company’s independent registered public accounting firm since 1998. The Company is asking its stockholders to ratify the appointment of RSM as the Company’s independent registered public accounting firm for 2024.

WEST BANCORPORATION, INC.

1601 22nd Street
West Des Moines, Iowa  50266

PROXY STATEMENT
2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 25, 2024

This proxy statement is being furnished to our stockholders in connection with the solicitation by the Board of Directors (the “Board”) of West Bancorporation, Inc. (the “Company”) of proxies to be used at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The meeting will be held at the Company’s headquarters located at 3330 Westown Parkway, West Des Moines, Iowa on April 25, 2024, at 4:00 p.m. Central time, and at any and all adjournments thereof. Copies of the Company’s 2023 summary annual report to stockholders and annual report on Form 10-K/A, including our consolidated financial statements for the fiscal year ended December 31, 2023, accompany this proxy statement. This proxy statement, form of proxy card, and other accompanying materials are first being provided to stockholders on or about March 5, 2024.

We are using the Securities and Exchange Commission (“SEC”) rule that allows us to furnish our proxy statement, Annual Report on Form 10-K/A for the year ended December 31, 2023 and the proxy card to stockholders over the internet. This means our stockholders will receive only a notice containing instructions on how to access proxy materials over the internet. If you receive the notice but would still like to request paper copies of the proxy materials, please follow the instructions on the notice.

2024 Proxy Statement | 1

2024 Proxy Statement | 2

PROPOSAL 1	ELECTION OF DIRECTORS
	✓	The Board recommends a vote “FOR” each of the nominees listed in the table below. Properly executed proxies will be voted “FOR” the election of the listed individuals, unless contrary instructions are given.

The Company’s Bylaws provide that the number of directors of the Company shall not be less than 5 nor greater than 15. The Board currently consists of 12 members. The Board has considered and nominated all of the current directors for election at the Annual Meeting.

83% Independent Directors	65 Average Age	8 years Average Tenure	25% Female Representation

The term for directors is until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation, removal from office, death or incapacitation.

If any nominee or nominees become unavailable for election, it is intended that the size of the Board will be reduced accordingly, provided that the number of nominees shall not be less than five.

Directors shall be elected by a plurality of the votes cast by the shares entitled to vote at the Annual Meeting. Any stockholder has the option to withhold authority to vote for any or all nominees. Votes withheld from any nominee and broker non-votes will have no effect on the election of directors, due to the fact that such elections are by a plurality of the votes cast.

Information concerning the nominees, including their ages, year first elected as a director of the Company, principal occupation, current assignments on Company committees and description of experience are set forth below. Unless otherwise noted, the nominees have been employed in their principal occupation with the same organization for at least the last five years. All the nominees are currently serving as directors of the Company and as directors of the Company’s wholly-owned subsidiary, West Bank.

Director Nominees	Age	Director Since	Independent	Principal Occupation	Location
Patrick J. Donovan	70	2019	Yes	Retired	St. Paul, MN
Lisa J. Elming	63	2021	Yes	Retired	Johnston, IA
Steven K. Gaer	63	2011	Yes	President, Recoop Disaster Insurance	West Des Moines, IA
Douglas R. Gulling	70	2022	No	Bank Building Construction Administrator, West Bank	Urbandale, IA
Sean P. McMurray	56	2013	Yes	Chief Technology Officer - Emeritus, Businessolver, Inc.	Clive, IA
George D. Milligan	67	2005	Yes	Chief Executive Officer, The Graham Group, Inc. and Vice-Chair of the Company	Des Moines, IA
David D. Nelson	63	2010	No	Chief Executive Officer and President of the Company, and Chair and Chief Executive Officer of West Bank	West Des Moines, IA
James W. Noyce	68	2009	Yes	Chair of the Company	Grimes, IA
Rosemary Parson	66	2022	Yes	Senior Vice President of Policy Administration and Community Relations, EquiTrust Life Insurance Company	Urbandale, IA
Steven T. Schuler	72	2018	Yes	Retired	Urbandale, IA
Therese M. Vaughan	67	2019	Yes	Retired	West Des Moines, IA
Philip Jason Worth	52	2013	Yes	President, Gilcrest/Jewett Lumber Company	West Des Moines, IA

2024 Proxy Statement | 3

PATRICK J. DONOVAN St. Paul, Minnesota
Age:	70
Director of the Company Since:	2019
Director of West Bank Since:	2019
2023 Committee:	Risk Management and Information Technology
We consider Mr. Donovan to be a qualified candidate for service on the Board and committee on which he serves because of his extensive background in the banking industry spanning nearly four decades and his familiarity with the Minnesota business community.

Prior to retirement, Mr. Donovan was the President and Chief Executive Officer and a board member of Bremer Financial Corporation, a regional financial services company with locations throughout Minnesota, North Dakota and Wisconsin. He started with Bremer in 2003 as its Chief Operating Officer and became its Chief Executive Officer and a board member in 2009. He retired from Bremer on December 31, 2016.

Mr. Donovan is a former member of the Federal Advisory Council for the Board of Governors of the Federal Reserve System.

LISA J. ELMING Johnston, Iowa
Age:	63
Director of the Company Since:	2021
Director of West Bank Since:	2021
2023 Committee:	Risk Management and Information Technology (Chair)
We consider Ms. Elming to be a qualified candidate for service on the Board and committee on which she serves because of her extensive knowledge and over 35 years of experience as an information technology expert.

Prior to her retirement, Ms. Elming was the Director of Information Technology at Pioneer Hybrid International, a publicly traded global provider of seeds and agriculture services, from 2012 to 2017, where she led the information technology team that supported all Pioneer business activities in the United States, Mexico and Brazil. Pioneer is now part of Corteva Agriscience.

STEVEN K. GAER West Des Moines, Iowa
Age:	63
Director of the Company Since:	2011
Director of West Bank Since:	2011
2023 Committee:	Compensation
We consider Mr. Gaer to be a qualified candidate for service on the Board and committee on which he serves because of his extensive knowledge of commercial real estate structuring, development, financing and underwriting.
Mr. Gaer became the President of Recoop Disaster Insurance in 2022 and a member of their Board of Managers in July 2022. Mr. Gaer currently serves on the Drake Law School Board of Counselors.
Mr. Gaer was the Chief Operating Officer and General Counsel for R&R Realty Group, Iowa’s largest commercial real estate development, management and investment company until his retirement in August 2022. Mr. Gaer was the Mayor of the City of West Des Moines, Iowa, a position he held from April 2007 until December 2021.

2024 Proxy Statement | 4

DOUGLAS R. GULLING Urbandale, Iowa
Age:	70
Director of the Company Since:	2022
Director of West Bank Since:	2005
2023 Committee:	Risk Management and Information Technology
We consider Mr. Gulling to be a qualified candidate for service on the Board and the committee on which he serves because of his experience as the retired Chief Financial
Officer and Executive Vice President of the Company and his extensive experience in banking.

Mr. Gulling is the retired Chief Financial Officer, Executive Vice President and Treasurer of the Company. His retirement was effective December 31, 2021 after four decades in banking. Mr. Gulling remains a non-executive employee of West Bank. He is the Bank Building Construction Administrator with primary duties related to the construction of the new headquarters building in West Des Moines, Iowa. Mr. Gulling intends to end his employment with West Bank when his employment contract expires on April 30, 2024. Mr. Gulling is a Certified Public Accountant (inactive).

SEAN P. MCMURRAY Clive, Iowa
Age:	56
Director of the Company Since:	2013
Director of West Bank Since:	2013
2023 Committees:	Compensation (Chair) Risk Management and Information Technology
We consider Mr. McMurray to be a qualified candidate for service on the Board and committees on which he serves because of his extensive knowledge and experience as an information technology expert in a wide array of service industries.

Mr. McMurray is the Chief Technology Officer - Emeritus of Businessolver, Inc., a position he has held since 2017. Businessolver, Inc. is a human resources benefits administration technology company that he helped found in 1998.

Mr. McMurray was the Chief Executive Officer of AgSolver, Inc., a technology company, from May 2013 until October 2017. Mr. McMurray founded DataVision Resources and served as its Chief Executive Officer for 15 years until DataVision Resources was acquired by Equifax, Inc. in 2011. He served as a Senior Vice President at Equifax, Inc. until May 2013. Mr. McMurray helped to build and design the business platforms for Businessolver, Inc. and AgSolver, Inc.

GEORGE D. MILLIGAN Vice-Chair Des Moines, Iowa
Age:	67
Director of the Company Since:	2005
Director of West Bank Since:	1994
2023 Committee:	Nominating and Corporate Governance
We consider Mr. Milligan to be a qualified candidate for service on the Board and committee on which he serves because of his extensive knowledge of commercial real estate financing and underwriting.
Mr. Milligan became the Chief Executive Officer of The Graham Group, Inc. on October 1, 2023. He had served as President since 1985. The Graham Group, Inc. is a Des Moines, Iowa-based real estate development and investment company. Mr. Milligan has been the Vice-Chair of the Company since April 2023.
Mr. Milligan is a board member and member of the audit committee, executive committee, nominating and governance committee (Chair) and investment committee of the public company United Fire Group, Inc. of Cedar Rapids, Iowa, a property and casualty insurance company.

2024 Proxy Statement | 5

DAVID D. NELSON West Des Moines, Iowa
Age:	63
Director of the Company Since:	2010
Director of West Bank Since:	2010
2023 Committee:	—
We consider Mr. Nelson to be a qualified candidate for service on the Board because of his experience as the Chief Executive Officer and President of the Company, his
 extensive experience in banking and his strong backgrounds in customer relationship building, credit and leadership development.

Mr. Nelson is the Chief Executive Officer and President of the Company and Chair and Chief Executive Officer of West Bank.
Prior to joining the Company on April 1, 2010, Mr. Nelson was the President of Southeast Minnesota Business Banking and President of Wells Fargo Bank Rochester in Rochester, Minnesota. He has more than 35 years of experience in commercial banking.

Mr. Nelson serves on the Board of the American Bankers Association and is a member of the Government Relations Council and the Community Bankers Council. He is the past chair and ex-officio member of the Iowa Bankers Association.

JAMES W. NOYCE Chair Grimes, Iowa
Age:	68
Director of the Company Since:	2009
Director of West Bank Since:	2009
2023 Committees:	Audit Nominating and Corporate Governance
We consider Mr. Noyce to be a qualified candidate for service on the Board and committees on which he serves because of his knowledge and experience with public companies, his extensive financial services industry experience and his education and training as an accountant.

Mr. Noyce has been the Chair of the Company since April 2018 and was previously Vice-Chair from April 2017 to April 2018.
Mr. Noyce has over 40 years of experience in the financial services industry and previously served as the Chief Executive Officer of FBL Financial Group, Inc., a publicly traded financial services company, and Farm Bureau Financial Services Companies from January 2007 through his retirement in April 2009, and Chief Financial Officer of these entities from January 1996 through December 2006. Prior to that, Mr. Noyce held various positions with FBL Financial Group, Inc. and Farm Bureau Financial Services Companies, including Controller and Vice President. He served on the Advisory Committee to Farm Bureau Bank for approximately seven years until May 2009.

Mr. Noyce is the Chair of the Board of the public company United Fire Group, Inc. of Cedar Rapids, Iowa, a property and casualty insurance company. He also serves as a member of the audit, executive, compensation and nominating and governance committees.

Mr. Noyce is an audit committee financial expert and served as Chair of the Audit Committee from April 2010 until April 2018. Mr. Noyce is a Certified Public Accountant (inactive), a Fellow of the Casualty Actuarial Society and an Associate of the Society of Actuaries.

2024 Proxy Statement | 6

ROSEMARY PARSON Urbandale, Iowa
Age:	66
Director of the Company Since:	2022
Director of West Bank Since:	2022
2023 Committees:	Audit Risk Management and Information Technology
We consider Ms. Parson to be a qualified candidate for service on the Board and the committees on which she serves because of her extensive experience as an executive leader in business operations in the financial services industry.

Ms. Parson has been the Senior Vice President of Policy Administration and Community Relations at EquiTrust Life Insurance Company since January 2014 and has been a vice president since 2003. As a charter member of the organization, Ms. Parson’s expertise includes developing administrative and cyber risk management controls and mitigation strategies as well as operating business systems controls. Ms. Parson has over forty years of financial industry experience including ten years of merger, acquisition and company consolidation experience that she leverages as an executive leader in the organization.

STEVEN T. SCHULER Urbandale, Iowa
Age:	72
Director of the Company Since:	2018
Director of West Bank Since:	2018
2023 Committees:	Audit (Chair) Compensation
We consider Mr. Schuler to be a qualified candidate for service on the Board and committees on which he serves because of his extensive experience with public companies, his knowledge of the financial services industry and his education and training as an accountant.

Mr. Schuler was an executive officer of the Federal Home Loan Bank of Des Moines (the “FHLB”) from September 2006 through his retirement in January 2017. Mr. Schuler served as Executive Vice President and Chief Financial Officer of the FHLB from September 2006 until June 2015; Executive Vice President, Chief Financial Officer and Chief Operations Officer from June 2015 until June 2016; and Executive Vice President and Chief Operations Officer from June 2016 through his retirement in January 2017. Mr. Schuler had management responsibility for accounting and financial reporting, planning and budgeting, treasury and capital markets, information technology, facilities administration and business process management. Mr. Schuler was an independent contractor from January 2017 to December 2017.

Prior to joining the FHLB, Mr. Schuler served in various accounting and financial management positions in the commercial banking and wireless technology industries.
Mr. Schuler is an audit committee financial expert and serves as Chair of the Audit Committee. Mr. Schuler is a Certified Public Accountant (inactive).
2024 Proxy Statement | 7

THERESE M. VAUGHAN West Des Moines, Iowa
Age:	67
Director of the Company Since:	2019
Director of West Bank Since:	2019
2023 Committees:	Audit Nominating and Corporate Governance (Chair)
We consider Dr. Vaughan to be a qualified candidate for service on the Board and committees on which she serves because of her extensive experience with public companies and her leadership in the financial services industry.

Dr. Vaughan was the Professional Director of the Vaughan Institute of Risk Management at the University of Iowa’s Tippie College of Business from September 2021 to September 2023.
Dr. Vaughan was an Executive in Residence at Drake University until August 2021. She was the Robb B. Kelley Visiting Distinguished Professor of Insurance and Actuarial Science at Drake University from August 2017 to August 2019. From June 2014 to June 2017, Dr. Vaughan served as the Interim Dean and then the Dean of Drake’s College of Business and Public Administration.

Dr. Vaughan is a leading expert in insurance regulation, having served as Chief Executive Officer of the National Association of Insurance Commissioners from February 2009 to November 2012 and as Commissioner of the Iowa Insurance Division, directing all insurance business transacted in the State of Iowa, from August 1994 to December 2004. Dr. Vaughan is an Associate of the Society of Actuaries, a Chartered Property Casualty Underwriter and an Associate of the Casualty Actuarial Society. Dr. Vaughan is an audit committee financial expert.

Dr. Vaughan has served on the boards of directors of Verisk Analytics, Inc., a data analytics provider and public company, since February 2013, and Wellmark Blue Cross and Blue Shield since May 2013. Dr. Vaughan serves on the audit, executive, and governance, corporate sustainability and nominating committees for Verisk Analytics, Inc. and on the audit and compliance committees of Wellmark Blue Cross and Blue Shield.
Dr. Vaughan served on the board of directors of American International Group, Inc., a public company that is a global organization until her retirement from that board on January 31, 2024. Dr. Vaughan also has previously served on the boards of directors of Validus Holdings, Ltd., an insurance company and public company, Principal Financial Group, Inc., an investment management company and public company, and Endurance Specialty Holdings Ltd., a holding company for insurance companies and a public company.

PHILIP JASON WORTH West Des Moines, Iowa
Age:	52
Director of the Company Since:	2013
Director of West Bank Since:	2011
2023 Committee:	—
We consider Mr. Worth to be a qualified candidate for service on the Board because of his extensive knowledge of the real estate construction industry in the Company’s Iowa markets.
Mr. Worth is the President of Gilcrest/Jewett Lumber Company, a position he has held since January 2022. He previously served as General Manager. Gilcrest/Jewett Lumber Company supplies building materials to general contractors and homeowners in central and eastern Iowa and employs over 300 people at four retail locations. The company focuses on building strong, lasting relationships, extending and managing its own credit and staying active in the communities it serves.

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As noted above, with the exception of Mr. Milligan, who is a director of United Fire Group, Inc., Mr. Noyce, who is a director of United Fire Group, Inc., and Dr. Vaughan, who is a director of Verisk Analytics, Inc. and was a director of American International Group, Inc until January 2024, none of the other above nominees holds a directorship in any other company with a class of securities registered pursuant to Section 12 or subject to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or registered as an investment company under the Investment Company Act of 1940. No other directorships held by nominees in the past five years require disclosure.

None of the nominees for director or executive officers of the Company has any family relationship with any other nominees or with any executive officers of the Company. There are no arrangements or understandings between any of the nominees and any other person pursuant to which he or she was selected as a nominee.

BOARD DIVERSITY WITH RESPECT TO GENDER, ETHNICITY AND AREAS OF EXPERTISE

The chart below summarizes the types of knowledge, skills and experiences each of our director nominees possesses that were most relevant to the decision to nominate him or her to serve on the Board. The absence of a mark does not mean the director does not possess that qualification or skill; rather, a mark indicates a specific area of focus or expertise on which the Board relies most heavily. Each director’s biography included previously in this proxy statement describes these qualifications and relevant experience in more detail.

	Donovan	Elming	Gaer	Gulling	McMurray	Milligan	Nelson	Noyce	Parson	Schuler	Vaughan	Worth
Business Expertise	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Banking and Financial Services Experience	✓			✓	✓		✓	✓	✓	✓	✓
Financial Expertise				✓			✓	✓		✓	✓
Community Presence			✓			✓	✓		✓			✓
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Information Technology		✓		✓	✓				✓
Public Company Executive or Board Experience	✓			✓		✓	✓	✓		✓	✓
Construction and Commercial Real Estate Expertise			✓			✓						✓
Government and Public Policy			✓								✓
Banking and Insurance Regulations	✓			✓			✓				✓

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Nasdaq Stock Market (“Nasdaq”) Listing Rule 5605(f) (the “Diverse Board Representation Rule”) requires each Nasdaq-listed company, subject to certain exceptions, (1) to have at least one director who self-identifies as female and (2) to have at least one director who self-identifies as Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, two or more races or ethnicities, or as LGBTQ+ or (3) to explain why the company does not have at least two directors on its board who self-identify in the categories listed above. In addition, Listing Rule 5606 (the “Board Diversity Disclosure Rule”) requires each Nasdaq-listed company, subject to certain exceptions, to provide statistical information about the company’s board of directors, in a uniform format, related to each director’s self-identified gender, race and self-identification as LGBTQ+.

Although we are not required to fully comply with the Diverse Board Representation Rule until 2025, we believe we will already meet the requirements of that rule assuming the director nominees named in this proxy statement are elected and remain on the Board going forward, based on the self-identified characteristics of the director nominees. We believe that over the next several years, as directors attain the age of 73 years and no longer stand for reelection, the female representation percentage on the Board will increase. In the matrix below, we have provided the statistical information required by the Diverse Board Representation Rule as of December 31, 2023.

BOARD DIVERSITY MATRIX AS OF DECEMBER 31, 2023
Total Number of Directors	12
	Female	Male	Non-Binary	Did Not Disclose Gender
PART I: GENDER IDENTITY
Directors	3	9	—	—
PART II: DEMOGRAPHIC BACKGROUND
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	9	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

In the matrix below, we have provided the statistical information required by the Diverse Board Representation Rule as of December 31, 2022.

BOARD DIVERSITY MATRIX AS OF DECEMBER 31, 2022
Total Number of Directors	13
	Female	Male	Non-Binary	Did Not Disclose Gender
PART I: GENDER IDENTITY
Directors	3	10	—	—
PART II: DEMOGRAPHIC BACKGROUND
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	10	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

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Proxy Statement Table of Contents
GOVERNANCE AND BOARD OF DIRECTORS

GENERAL

Generally, the Board oversees our business and monitors the performance of our executive officers and management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of the Company, which are monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full Board, which are scheduled for five times per year; special meetings which are held from time to time as necessary; strategic planning meetings which are held jointly with West Bank semi-annually; and through committee membership, which is discussed below. Our directors also discuss business and other matters with our key executives and our principal external advisors, such as our legal counsel, auditors and other consultants.

The Board currently has 12 directors and will have 12 directors after the Annual Meeting if all nominees set forth in this proxy statement are elected. The Board has determined that the following 10 current directors are “independent” as defined by the Nasdaq Listing Rule 5605(a)(2) and Item 407 of Regulation S-K: Donovan, Elming, Gaer, McMurray, Milligan, Noyce, Parson, Schuler, Vaughan and Worth. The Board has further determined that the independent directors do not have other relationships with the Company that prevent them from making objective, independent decisions. David D. Nelson is an executive officer of the Company and is not considered “independent.” Douglas R. Gulling, as a retired executive officer of the Company, and current non-executive employee of West Bank, is also not considered “independent.”

The Board held five regularly scheduled meetings and one organizational meeting in 2023. In addition, the Company’s Board and West Bank’s Board held two combined meetings for the purpose of strategic planning. All directors attended at least 75 percent of the Board meetings and the meetings of any committees on which the director serves. Board members are encouraged to attend the annual meeting of stockholders, and all Board members who were directors at such time attended the 2023 annual meeting of stockholders.

CORPORATE GOVERNANCE AT A GLANCE

● Board independence...................	If all nominees are elected, 10 of our 12 directors will be independent.
● Board performance.....................	The Board and committees annually assess their performance through self-evaluation.
● Board committees.......................	Only independent directors serve on committees of the Board, with the exception of Mr. Gulling, who serves on the Risk Management and Information Technology Committee.
● Leadership structure...................	The positions of Chair and CEO are separately held.
● Risk oversight.............................	The Board is responsible for monitoring key risks and oversees management.
● Open communication.................	We encourage open communication among our stockholders, directors and management.
● Stock ownership.........................	Directors and named executive officers are required to hold Company stock. Non-employee directors are required to hold Company stock totaling three times their annual cash compensation.
● Accountability to stockholders...	We elect all directors annually.
● Succession planning...................	The Board actively plans for our director and management succession.
● Executive session.......................	Executive sessions of the independent directors are available at all meetings and are scheduled at least four times per year.
● Continuing education	Continuing education opportunities, including cybersecurity, are provided to the Board periodically throughout the year.

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BOARD LEADERSHIP STRUCTURE

The Board believes that having a non-chief executive officer director serve as Chair of the Board is in the best interests of stockholders by providing an effective channel for the Board to express its views on management and allows the CEO to focus on leading the Company and the Board Chair to focus on leading the Board, monitoring corporate governance and any stockholder issues. The Board currently intends to maintain the leadership structure of having a non-chief executive officer as Chair. The Board and its Nominating and Corporate Governance Committee believe that this structure will continue to be useful in providing consistent oversight and strategic direction to the Company. The Board expects Mr. Nelson to take the lead in developing strategic plans, providing day-to-day leadership and managing the performance of the Company. The Board expects the Chair to lead the Board meetings, participate in committee meetings and advise West Bank leadership. The Board intends to periodically review its leadership structure and make changes as dictated by the circumstances and the best interests of the stockholders.

COMMITTEES OF THE BOARD OF DIRECTORS

The following table summarizes, as of December 31, 2023, the standing committees of the Board, their membership and the number of times each met during 2023.

Committee	Audit	Compensation	Nominating and Corporate Governance	Risk Management and Information Technology
# of Meetings	4	3	3	4
Members	Steven T. Schuler, Chair	Sean P. McMurray, Chair	Therese M. Vaughan, Chair	Lisa J. Elming, Chair
	James W. Noyce	Steven K. Gaer	George D. Milligan	Patrick J. Donovan
	Rosemary Parson	Steven T. Schuler	James W. Noyce	Douglas R. Gulling
	Therese M. Vaughan			Sean P. McMurray
Rosemary Parson

The Board has adopted written charters for each standing committee. Each of the charters may be viewed on the Investor Relations — Overview — Corporate Governance section of the Company’s website (www.westbankstrong.com). The primary responsibilities of the committees are described on the following pages.

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Proxy Statement Table of Contents

AUDIT COMMITTEE	Primary Functions
Steven T. Schuler, Chair	Selects the independent registered public accountant.
James W. Noyce	Reviews the Company’s financial reporting, internal control functions and risk assessment.
Rosemary Parson
Therese M. Vaughan	Oversees the integrity of accounting and financial reporting processes and controls and the quality of financial statements and related disclosures.

Meets proactively to review its charter at least annually and recommend changes to the Board when it deems any changes are necessary.
4 meetings in 2023
Has authority to retain special legal, accounting or other consultants as it deems appropriate or necessary.
4 separate executive sessions with internal auditors and independent registered public accountants in 2023.
Reviews with the independent registered public accountants the plan, scope and results of the independent registered public accountants’ services and approves their fees.

Prepared to meet privately at any other time at the request of the independent registered public accountants, internal auditors or members of management to review any special situation arising on any of the above subjects.
As required by the charter of the Audit Committee, the members of the Audit Committee are appointed by the Board.

Each of the Audit Committee members is considered “independent” as defined by Nasdaq listing requirements and Rule 10A-3 of the Exchange Act, as required for audit committee membership. Mr. Schuler, Mr. Noyce and Dr. Vaughan are “audit committee financial experts,” as defined in the Sarbanes-Oxley Act of 2002 and related regulations, based on their level of education and work experience, as described previously in this proxy statement. Mr. Noyce also serves on the audit committee of another public company, United Fire Group, Inc.

COMPENSATION COMMITTEE	Primary Functions
Sean P. McMurray, Chair	Assists in the oversight of human capital management including company culture, talent development and diversity and inclusion initiatives.
Steven K. Gaer
Steven T. Schuler	Reviews, monitors and approves the Company’s overall compensation philosophy and plans to align with the Company’s corporate goals, objectives and risk management.

3 meetings in 2023	Determines the compensation plans for the named executive officers.

Each of the Compensation Committee members is considered “independent” as defined by Nasdaq listing requirements and a “non-employee” director under Section 16 of the Exchange Act and the rules promulgated thereunder.
Makes compensation recommendations to the Board concerning the amount and the form of director compensation. The Board ultimately determines director compensation.
Reviews its charter at least annually and recommends changes to the Board when it deems any changes are necessary.

Has authority to retain consultants and advisors, which it does periodically.

As required by the charter of the Compensation Committee, the members of the Compensation Committee are appointed by the Board.

The Compensation Committee has retained McLagan Partners, Inc. (“McLagan”), a highly specialized, industry-focused team within Aon PLC’s Human Capital Solutions business, to provide the Compensation Committee with independent, objective analyses and professional opinions on executive compensation matters. McLagan has been determined by the Compensation Committee to be independent and reports directly to the Chair of the Compensation Committee. McLagan provides input on marketplace trends and best practices relating to competitive pay levels, as well as developments in regulatory and technical matters, assists the Company in preparing this proxy statement, and otherwise provides no other services to the Company.

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	Primary Functions
Therese M. Vaughan, Chair	Makes recommendations to the Board regarding the composition and structure of the Board and nominations for election of directors, including the director nominees proposed in this proxy statement.
George D. Milligan
James W. Noyce	Oversees the Company’s practices and reporting with respect to environmental, social and governance matters.

3 meetings in 2023	Develops policies and processes regarding principles of corporate governance.
Each of the Nominating and Corporate Governance Committee members is considered “independent” as defined by Nasdaq listing requirements.
Considers for nomination at the 2025 annual meeting of stockholders, as part of its nomination process, any director candidate recommended by a stockholder who follows the procedures described in the “General Matters—2025 Stockholder Proposals” section of this proxy statement.

Reviews succession planning at least annually.
Provides educational resources to the board including training on cybersecurity and corporate governance.

As required by the charter of the Nominating and Corporate Governance Committee, the members of the Nominating and Corporate Governance Committee are appointed by the Board.
The Nominating and Corporate Governance Committee follows the process described below when identifying and evaluating nominees to the Board:

Procedures for identifying candidates include: (a) reviewing current directors of the Company; (b) reviewing current directors of West Bank; (c) soliciting input from existing directors and executive officers; and (d) reviewing properly-made submissions from stockholders, if any. The following criteria will be considered when evaluating nominee candidates, including candidates recommended by stockholders:

(a) Composition
The Board should be composed of:
1.Directors chosen with a view of bringing to the Board a variety of experiences and backgrounds;
2.Directors who have a high level of managerial experience or are accustomed to dealing with complex challenges; and
3.Directors who will represent the best interests of the stockholders as a whole rather than special interest groups or constituencies, while also taking into consideration the assessment of the overall composition and needs of the Board.

The Nominating and Corporate Governance Committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective Board members, to determine if they meet the Company’s age eligibility requirements (a person who has attained or will attain age 73 on or before the date of the annual stockholders’ meeting is not eligible for election to the Board) and to determine whether they are “independent” in accordance with SEC rules and Nasdaq listing requirements. A majority of the Board’s directors are required to be independent under the criteria for independence created by the SEC and Nasdaq. We do not have a specific policy relating to the consideration of diversity in identifying director candidates. However, the Nominating and Corporate Governance Committee considers diversity in the composition of our Board in its director nomination process, including nominee skills, backgrounds and perspectives, including diversity with respect to gender, ethnicity and areas of expertise. The Nominating and Corporate Governance Committee has not engaged a search firm to assist in the identification of director candidates.

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(b) Selection Criteria
In considering possible candidates for nomination as a director, the Nominating and Corporate Governance Committee considers the following general guidelines and criteria:
1.Each director should be of the highest character and integrity, have experience at or demonstrated understanding of strategy/policy setting and have a reputation for working constructively with others;
2.Each director should have sufficient time available to devote to the affairs of the Company in order to effectively carry out the responsibilities of a director;
3.Each director should be free of any conflict of interest that would interfere with the proper performance of his or her responsibilities as a director, including his or her responsibilities as a member of any committee of the Board; and
4.The Chief Executive Officer is expected to be a director. Other members of senior management may be nominated to be directors, but Board membership is not necessary or a prerequisite for other senior executive positions.

The Nominating and Corporate Governance Committee evaluates all candidates in the same way, reviewing the aforementioned factors, among others, regardless of the source of such candidates, including stockholder recommendations. Because of this, there is no separate policy with regard to consideration of candidates recommended by stockholders.

RISK MANAGEMENT & INFORMATION TECHNOLOGY COMMITTEE	Primary Functions
Lisa J. Elming, Chair
Charged with being the primary Board committee to actively identify and assess the risks and technology issues facing the Company and oversee the development, implementation and monitoring of the enterprise risk management process for the Company and West Bank.

Patrick J. Donovan
Douglas R. Gulling
Sean P. McMurray	Reviews regular reports related to strategic, credit, market, liquidity, operational, information security and technology, legal, compliance, investment, financial, reputational and other risks facing the Company.
Rosemary Parson

4 meetings in 2023	Reviews annually policies and procedures regarding risk management, including information technology and safety, liquidity, business continuity and regulatory policies.
Each of the Risk Management and Information Technology Committee members is considered “independent” as defined by Nasdaq listing requirements, except for Mr. Gulling.	Reviews its charter at least annually and recommends changes to the Board when it deems any changes are necessary.
Provides its members with continuing education opportunities focusing on topics such as leading practices with regard to risk governance and oversight, risk management, and technology.

As required by the charter of the Risk Management and Information Technology Committee, the members of the Committee are appointed by the Board.

OTHER COMMITTEES

Additional committees of the West Bank Board of Directors are described below. Although none of these committees have a charter, there are West Bank policies that describe oversight and responsibility of these areas.

Trust Committee. The Trust Committee regularly reviews the trust activities of West Bank. The committee meets four times per year and three independent West Bank directors are on the committee.

Directors Loan Committee (“DLC”). The DLC monitors lending activities by reviewing information critical to prudent oversight. The committee meets four times per year and four independent West Bank directors are on the committee.

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BOARD’S ROLE IN RISK OVERSIGHT

The Board performs its risk oversight function through the Audit, Compensation, Nominating and Corporate Governance and Risk Management and Information Technology Committees, which report to the whole Board and are composed solely of independent directors, with the exception of Mr. Gulling as a member of the Risk Management and Information Technology Committee. This structure has provided greater Board awareness of policy and operational issues at the Company. The positions of Chair and CEO are separately held, and our Chair is independent.

AUDIT COMMITTEE
Reviews with management the Company’s major financial risk exposures, including policies regarding employee conduct, and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies related to controls over financial reporting. These reviews are completed at least annually.

Holds quarterly executive sessions with both the Company’s independent registered public accountants and internal auditors concerning any topic of concern to the registered public accountants or internal auditors.
Internal auditing is done by an independent public accounting firm retained by the Audit Committee.
Retains, and receives an annual report from, an independent public accounting firm employed specifically to review West Bank’s trust department.
Also functions as West Bank’s Audit Committee.

COMPENSATION COMMITTEE
Reviews at least annually all compensation policies, practices and plans of the Company to determine whether they encourage excessive risk-taking or pose any other threat to the safety and soundness of the Company or West Bank, or are otherwise inconsistent with the stockholders’ long-term best interests.

Reviews matters relating to human capital management including company culture, talent development and diversity and inclusion initiatives.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	Reviews at least annually all policies and practices related to the governance of the Company.
Annually reviews Board and management succession plans.
Reviews and recommends Board candidates.
Oversees the Company’s practices and reporting with respect to environmental, social and governance (“ESG”) matters.

RISK MANAGEMENT AND INFORMATION TECHNOLOGY COMMITTEE
Identifies and assesses the risks and technology issues, including cybersecurity threats, facing the Company and oversees the development, implementation and monitoring of the Company’s risk management process and technology plan.

Oversees the division of risk-related responsibilities to each of the other Board committees.
Oversees and reviews with management the Company’s credit, market, liquidity, reputation, transactional, operational, regulatory, information technology, cybersecurity, strategic and similar risks.
On an annual basis, reviews risk assessments, policies and procedures regarding risk management, information technology and safety and liquidity.

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Proxy Statement Table of Contents

CODE OF ETHICS

We have a Code of Conduct in place that applies to all of our directors, officers and employees. The Code of Conduct sets forth the standard of ethics that we expect all of our directors, officers and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The Code of Conduct may be viewed on the Company’s website (www.westbankstrong.com) under Investor Relations — Overview — Corporate Governance. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to or waiver of the Code of Conduct with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website and through appropriate disclosure with the SEC. The Audit Committee reviews the Code of Conduct annually and reviewed it in 2023 and recommended minimal changes from the previous year to the Board.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

The Company is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business effectively, serving our customers and communities, creating long-term value for our stockholders and maintaining our integrity in the marketplace. We monitor developments in ESG matters and regularly review our policies, procedures and business practices in light of such developments.

The Board is committed to overseeing ESG. While ESG matters fall under the purview of each of the Board committees as it relates to their individual oversight responsibilities, the Nominating and Corporate Governance Committee undertakes formal responsibility for providing oversight of the Company’s commitment to ESG matters, including providing overall strategic direction on corporate responsibility and reporting. Setting the tone at the top with our Board and executive management, our Board and its committees have a key role in the oversight of our culture by holding executive management accountable for maintaining high ethical, legal and moral standards.

We recognize that understanding our ESG practices is important to our stockholders, customers and employees and have included some highlights below to share our ongoing commitments in these areas.

FINANCIAL INCLUSION

West Bank has received the highest available rating, “Outstanding,” during its most recent Community Reinvestment Act (“CRA”) examination by the Federal Deposit Insurance Corporation (“FDIC”) in 2023. The regulatory examination reviews how we meet the credit needs of our communities, including low and moderate income neighborhoods, CRA qualified lending, corporate giving and investing and employee volunteering. West Bank’s community development lending to developers, nonprofit entities and municipalities benefits communities through services to individuals, job creation, stabilization, economic development and affordable housing. West Bank has a lending and deposit portfolio that supports its nonprofit customers in their mission-driven work to meet community needs.

Since 2009, West Bank has made investments in low-income housing tax credit funds through the Midwest Housing Equity Group totaling over $10.4 million. Midwest Housing Equity Group is a nonprofit tax credit syndicator, creating affordable housing units in the central United States, including in Iowa and Minnesota. West Bank has also invested in and funded loans related to a new markets tax credit project totaling approximately $28.9 million. Our involvement assisted a local nonprofit community development corporation to participate in commercial redevelopment activities in one of our primary markets.

West Bank is an SBA Preferred Lender under the federal government’s Small Business Administration program. As an SBA Preferred Lender, we were able to participate in the 2020 and 2021 Paycheck Protection Program (“PPP”), which was essential to support businesses in our markets during the COVID-19 pandemic. During that time we processed nearly 1,500 PPP loans, providing community businesses with more than $300 million in PPP assistance.

West Bank provides financial literacy opportunities through its “Bank Notes” blog and in-person training sessions coordinated with various organizations, including Junior Achievement of Central Iowa’s personal finance simulation and the Jordan Scholars program, which provides high school juniors with annual introduction to personal financial responsibility and careers in banking.
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HUMAN CAPITAL MANAGEMENT

We believe that diversity encourages innovation and inclusion, and our team’s differences give us a competitive advantage. Our goal is to foster a culture in which those differences are valued and respected. Our team is made up of 181 full-time employees and nine part-time employees. We are proud of our culturally and gender diverse workforce, with approximately 14 percent identifying as persons of color and approximately 59 percent as female. Our approach also promotes longevity in our workforce. The average tenure of our employees is over eight years. Approximately 19 percent have been with West Bank for 10-15 years and approximately 21 percent have been with West Bank for over 15 years. Non-teller turnover was approximately 10 percent in 2023, compared to 11 percent in 2022.

We conduct periodic company-wide employee engagement surveys to assess employee satisfaction and engagement. Our most recent survey was conducted in 2023, which provided us with valuable feedback regarding West Bank’s current culture and employee satisfaction and engagement. Results of the survey, including the valuable employee comments, were reviewed by the executive team and management. Strategies were developed to address topics of noted recurrence, particularly in the areas of consistent communication and management openness to staff initiatives and suggestions. Positive comments concerning relationship building, customer service, commitment to the community, and appreciation for the workplace amenities that will be available at our new headquarters building demonstrated our outstanding team members are dedicated to company values and aligned with company leadership.

We have adopted a Social Responsibility Statement that includes a written Diversity, Equity and Inclusion statement as well as a Human Rights Policy Statement that apply to all directors, officers and employees. These statements may be viewed on the Investor Relations — Overview — Corporate Governance section of the Company’s website (www.westbankstrong.com).

ENVIRONMENTAL RESPONSIBILITY

The Board carefully considers corporate social responsibility when it works with management to determine the Company’s strategic priorities and plans to achieve such priorities. We strive to be a good corporate citizen by conducting business in an environmentally responsible manner, by operating as an employer that is committed to our vibrant and diverse workforce and by maintaining strong ties to the communities in which our customers live, work and do business.

We have adopted an Environmental Policy Statement, which may be viewed on the Investor Relations — Overview — Corporate Governance section of the Company’s website (www.westbankstrong.com).

STRENGTHENING COMMUNITIES

We serve the communities in which we operate through economic development activities, charitable giving and volunteerism by our employees. In 2023, sponsorships, donations and grants of more than $730,000 were facilitated through West Bank and the West Bancorporation Foundation, Inc. (the “Foundation”) to more than 225 community organizations. The Foundation is the charitable foundation affiliate of the Company which awards grants to organizations focused on human services, arts and culture, and education.

We encourage and support volunteer efforts of our employees who volunteer, serve on boards and provide educational and networking opportunities. In 2023, our employees volunteered over 8,000 hours of community service. This commitment and investment in the communities we serve are foundational to our success.

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STOCKHOLDER ENGAGEMENT

As part of our commitment to effective corporate governance and to help us understand the views of our investors, in 2023 as we have in the past years, we directly engaged with stockholders at our Annual Meeting, as well as with direct investor calls, quarterly earnings presentations, information posted to our website and quarterly earnings calls.

We’ve found that the feedback received during this outreach process, even if the feedback is that investors have no need to meet for further discussion, is constructive and insightful, providing us with an important perspective on our investment stewardship. In 2023, we reached out to ten of the Company’s largest institutional stockholders who collectively own or control approximately 38 percent of our outstanding shares. Six of these stockholders responded that additional targeted engagement was not needed at this time and the remainder did not respond to our invitation to meet.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

During 2023, the Nominating and Corporate Governance Committee reviewed the composition of the existing Board, giving specific attention to the questions of the ideal size of the Board and how many insiders should be permitted on the Board. The Board has a policy that no Board member should be nominated for election to the Board who has attained or will attain the age of 73 years on or before the date of the forthcoming annual stockholders’ meeting and election of directors. The Nominating and Corporate Governance Committee determined that it was in the best interests of the stockholders to continue the model of having only one current member of management, the CEO, on the Board in order to clearly differentiate the roles of the Board and management. The Board added the position of Vice-Chair in April 2023.

The Nominating and Corporate Governance Committee also evaluated the qualifications and performance of each of the current members of the Board. In its evaluation, the Nominating and Corporate Governance Committee compared each of the current directors to the qualifications and characteristics of a director set forth in the Nominating and Corporate Governance Committee’s charter. The Nominating and Corporate Governance Committee then polled each director eligible to stand for re-election to determine his or her willingness to stand for re-election and determined that each director is willing to continue service. The Nominating and Corporate Governance Committee did not receive any stockholder recommendations for director nominees for the Annual Meeting. No third party was retained, in any capacity, to provide assistance in either identifying or evaluating potential director nominees for the Annual Meeting.

Based on the foregoing, the Nominating and Corporate Governance Committee recommended to the Board that Patrick J. Donovan, Lisa J. Elming, Steven K. Gaer, Douglas R. Gulling, Sean P. McMurray, George D. Milligan, David D. Nelson, James W. Noyce, Rosemary Parson, Steven T. Schuler, Therese M. Vaughan and Philip Jason Worth should be nominated for re-election to the Board at the Annual Meeting. The Board accepted these recommendations.

During 2023, the Nominating and Corporate Governance Committee reviewed its charter and recommended no changes to the Board.

The undersigned members of the Nominating and Corporate Governance Committee have submitted this report.

George D. Milligan	Therese M. Vaughan, Chair	James W. Noyce

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DIRECTOR COMPENSATION

The following table sets forth the compensation structure for the non-employee directors for January through April of 2023.

		COMMITTEES
	Board	Audit	Compensation	Nominating and Corporate Governance	Risk Management and Information Technology	Loan	Trust
COMPANY:
Board member annual retainer	$17,500
Committee chair annual retainer		$6,000	$6,000	$6,000	$6,000
Meeting, each attended	$500	$750	$600	$600	$600
Equity award	$30,000
Board chair annual fee	$30,000
WEST BANK:
Board member annual retainer	$7,500
Committee chair annual retainer						$6,000	$6,000
Meeting, each attended	$500					$600	$600

The following table sets forth the compensation structure for the non-employee directors, which the Board approved April 27, 2023 and became effective May 1, 2023, except for the equity award which was granted on April 27, 2023. The Board discontinued per meeting fees and is now compensated via fixed retainer fees for committee membership. The Board considered competitive director compensation structures based on market data provided by our compensation consultants which showed a progression in the industry toward fixed retainers versus fees for each meeting. A Vice-Chair fee was added in April 2023.

		COMMITTEES
	Board	Audit	Compensation	Nominating and Corporate Governance	Risk Management and Information Technology	Loan	Trust
COMPANY:
Board member annual retainer	$22,750
Committee chair annual retainer		$7,500	$6,000	$6,000	$6,000
Committee membership annual retainer		$5,000	$3,750	$3,750	$3,750
Equity award	$32,500
Board chair annual fee	$30,000
Board vice-chair annual fee	$15,000
WEST BANK:
Board member annual retainer	$9,750
Committee chair annual retainer						$6,000	$6,000
Committee membership annual retainer						$3,750	$3,750

At the annual organizational meeting of the Board on April 27, 2023, each non-employee director was granted a restricted stock unit award for 1,868 shares of the Company’s common stock. Each award is subject to a holding period such that 50 percent of the covered shares must be retained for a period of three years following the vesting date. The targeted market value of the award granted to each board member in 2023 was $32,500 on the grant date, an increase of $2,500 from prior year. Messrs. Nelson, Gulling, Peters, Olafson and Winterbottom and Ms. Funk are employees and do not receive any compensation for their services as directors of the Company or West Bank. None of the non-employee directors receive any compensation or other payment in connection with his or her service as a director other than compensation received from the Company and West Bank as set forth below. Mr. Gulling is a non-executive employee and was compensated in 2023 pursuant to his Transitional Retirement Agreement filed on Form 8-K with the SEC on May 27, 2021, and subsequently amended on September 7, 2022, filed alongside the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2023.

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The following table sets forth all compensation earned or paid to our non-NEO directors for the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash by the Company	Fees Earned or Paid in Cash by West Bank	Stock Awards	Other(3)	Total
Patrick J. Donovan	$26,102	$15,202	$28,132(1)	—	$69,436
Lisa J. Elming	30,102	15,202	28,132(1)	—	73,436
Steven K. Gaer	28,102	15,202	28,132(1)	—	71,436
Douglas R. Gulling	—	—	127,500(2)	156,219	283,719
Sean P. McMurray	35,203	11,501	28,132(1)	—	74,836
George D. Milligan	36,102	21,202	28,132(1)	—	85,436
James W. Noyce	60,938	11,501	28,132(1)	—	100,571
Rosemary Parson	30,938	11,501	28,132(1)	—	70,571
Steven T. Schuler	37,938	11,501	28,132(1)	—	77,571
Therese M. Vaughan	35,375	15,202	28,132(1)	—	78,709
Philip Jason Worth	24,564	24,903	28,132(1)	—	77,599
(1)The amounts set forth in the “Stock Awards” column reflect the grant date fair value of restricted stock units awarded on April 27, 2023, valued in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For the material assumptions used in calculating grant date fair value, see the discussion of equity awards in Note 13 of the Notes to the Company’s Consolidated Financial Statements for the year ended December 31, 2023. Each non-employee director was granted a restricted stock unit award for 1,868 shares of the Company’s common stock with a vesting date of April 25, 2024. The award is subject to a holding period such that 50 percent of the covered shares must be retained for a period of three years following the vesting date. These were the only outstanding non-employee director equity awards as of December 31, 2023.
(2)The amount set forth in the “Stock Awards” column reflect the grant date fair value of restricted stock units awarded on February 20, 2023, valued in accordance with FASB ASC Topic 718. For the material assumptions used in calculating grant date fair value, see the discussion of equity awards in Note 13 of the Notes to the Company’s Consolidated Financial Statements for the year ended December 31, 2023. Mr. Gulling was granted a restricted stock unit award for 7,500 shares of the Company’s common stock. The award is scheduled to vest in five equal annual installments, on March 25 of 2024, 2025, 2026, 2027 and 2028. The award is subject to a holding period such that 50 percent of the covered shares must be retained for a period of three years following the vesting date.
(3)Under Mr. Gulling’s Transitional Retirement Agreement, as amended, Mr. Gulling’s base salary during 2023 was $120,300. During 2023, Mr. Gulling was entitled to participate in the short- and long-term incentive plans as may be in effect for non-NEO key employees of the Company in the sole discretion of the Compensation Committee of the Company’s board of directors. Mr. Gulling was also entitled to participate in the Company’s employee benefit plans and programs, except that he did not accrue any vacation during 2023. The amounts set forth in the “Other” column reflect base salary earned during the year including, if any, deferrals and salary increases, a holiday bonus equal to two percent of annual salary paid to all employees of West Bank, an annual incentive bonus and contributions made by the Company on behalf of Mr. Gulling to the Company’s 401(k) retirement plan. Mr. Gulling’s Transitional Retirement Agreement, as amended, continues through April 30, 2024.
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EXECUTIVE OFFICERS OF THE COMPANY

Left to right: Bradley Peters, Brad Winterbottom, David Nelson, Jane Funk and Harlee Olafson.

The executive officers of the Company are appointed on an annual basis by the Board. An executive officer may be removed by the Board whenever, in its judgment, the best interests of the Company will be served thereby. There are no arrangements or understandings between any of the executive officers and any other person pursuant to which they were selected as an officer. The following tables set forth summary information about the current executive officers of the Company.

DAVID D. NELSON	Age:	63
	Positions with the Company:	Director Chief Executive Officer President	2010 2010 2010
	Positions with West Bank:	Chair Director Chief Executive Officer	2010 2010 2010
Prior to joining the Company in 2010, Mr. Nelson was the President of Southeast Minnesota Business Banking and President of Wells Fargo Bank Rochester in Rochester, Minnesota.
Mr. Nelson has a strong background in customer relationship building, credit and leadership development. Mr. Nelson has been employed in the banking industry since 1984.
Mr. Nelson serves on the Board of the American Bankers Association and is a member of the Government Relations Council and the Community Bankers Council. He is the past chair and ex-officio member of the Iowa Bankers Association.

JANE M. FUNK	Age:	55
	Positions with the Company:	Chief Financial Officer Executive Vice President Treasurer	2022 2022 2022
	Positions with West Bank:	Director Chief Financial Officer Executive Vice President	2021 2021 2021
Ms. Funk joined West Bank in 2014, serving as its Chief Accounting Officer since January 2019, Controller and Senior Vice President since April 2018 and Assistant Controller and Vice President since 2014.

Ms. Funk has over 30 years of combined experience in the financial services industry and public accounting. She is a Certified Public Accountant (inactive).

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HARLEE N. OLAFSON	Age:	66
	Positions with the Company:	Chief Risk Officer Executive Vice President	2010 2010
	Positions with West Bank:	Director Chief Risk Officer Executive Vice President	2011 2010 2010
Prior to joining the Company in 2010, Mr. Olafson was the President of Southern Minnesota Business Banking and President of Wells Fargo Bank Mankato in Mankato, Minnesota.
Mr. Olafson has strong business development, credit and team building backgrounds. Mr. Olafson has been employed in the banking industry since 1979.

BRAD L. WINTERBOTTOM	Age:	67
	Positions with the Company:	Executive Vice President	2006
	Positions with West Bank:	Director President	2000 2000
Mr. Winterbottom has extensive experience in commercial lending and loan portfolio administration and knowledge of the Iowa business community. Mr. Winterbottom has been employed in the banking industry since 1981.

Mr. Winterbottom joined West Bank in 1992 and has served as an executive and policy maker since 1998.

BRADLEY P. PETERS	Age:	60
	Positions with the Company:	Executive Vice President	2021
	Positions with West Bank:	Director Minnesota Group President Executive Vice President	2021 2019 2021
Mr. Peters joined West Bank in March 2019 as its Senior Vice President/Minnesota Group President.
Prior to joining West Bank, Mr. Peters was the Executive Vice President/Group President at Bremer Bank where he was responsible for new market expansion and oversight of their South Central Minnesota, Southeast Minnesota, Twin Cities and Wisconsin regions. He served in this role from August 2010 to December 2018.

Mr. Peters has more than 30 years of financial services experience. He has led business banking teams throughout Minnesota, including the Twin Cities and Southeastern Minnesota.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND EXECUTIVE OFFICERS

The following table sets forth the shares of the Company’s common stock beneficially owned by each director, nominee and named executive officer listed in the Summary Compensation Table and all directors, nominees and executive officers of the Company and West Bank (including named executive officers) as a group. The ownership information is as of February 16, 2024, and the percent of total shares outstanding is based on 16,725,094 shares of common stock issued and outstanding on such date.

Name	Shares Beneficially Owned (1) (2)	Percent of Total Shares Outstanding
Patrick J. Donovan	43,382	*
Lisa J. Elming	2,067	*
Jane M. Funk(3)	14,706	*
Steven K. Gaer	18,470	*
Douglas R. Gulling (4)	74,722	*
Sean P. McMurray	41,579	*
George D. Milligan	63,470	*
David D. Nelson (5)(6)	187,795	1.12%
James W. Noyce	19,270	*
Harlee N. Olafson (4)	101,189	*
Rosemary Parson	1,167	*
Bradley P. Peters (7)	28,613	*
Steven T. Schuler	12,382	*
Therese M. Vaughan	7,600	*
Brad L. Winterbottom (4)(8)	116,610	*
Philip Jason Worth	16,276	*
Executive officers, directors and nominees as a group (16 persons)	749,298	4.48%

*Indicates less than 1 percent ownership of outstanding shares.

(1)Shares “beneficially owned” include shares owned by or for, among others, the spouse and/or minor children of the named individual and any other relative who has the same home address as such individual, as well as other shares with respect to which the named individual has or shares voting or investment power or has the right to acquire such powers within 60 days. Beneficial ownership may be disclaimed as to certain of the shares.
(2)Except as otherwise indicated in the following notes, each named individual owns his or her shares directly, or indirectly through a self-directed IRA or the Company’s 401(k) retirement plan and has sole investment and voting power with respect to such shares.
(3)Includes 5,600 shares underlying restricted stock unit awards that are currently unvested but will vest within 60 days of February 16, 2024.
(4)Includes 18,000 shares underlying restricted stock unit awards that are currently unvested but will vest within 60 days of February 16, 2024.
(5)Includes 18,200 shares underlying restricted stock unit awards that are currently unvested but will vest within 60 days of February 16, 2024.
(6)Includes 86,851 shares held in his spouse’s trust for which he has sole voting and investment power.
(7)Includes 6,800 shares underlying restricted stock unit awards that are currently unvested but will vest within 60 days of February 16, 2024.
(8)Includes shares held in his spouse’s name. Mr. Winterbottom disclaims any beneficial ownership of 6,607 shares held in his spouse’s name.

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OTHER BENEFICIAL OWNERS

The following table sets forth certain information on each person known to the Company to be the beneficial owner of more than five percent of the Company’s common stock, as of February 16, 2024.

Name and Address	Shares Beneficially Owned	Percent of Total Shares Outstanding
FMR LLC(1) 245 Summer Street Boston, MA 02210	1,384,091	8.28%
BlackRock, Inc. (2) 50 Hudson Yards New York, NY 10001	1,226,891	7.34%
The Jay Newlin Trust (3) 2661 86th Street Urbandale, IA 50322	1,041,952	6.23%

(1)Information based solely on a Schedule 13G filed on February 9, 2024. According to the Schedule 13G, FMR, LLC. has sole voting power with respect to 1,383,974 of these shares and sole investment power with respect to 1,384,091 of these shares.
(2)Information based solely on a Schedule 13G/A filed on January 26, 2024. According to the Schedule 13G/A, Blackrock, Inc. has sole voting power with respect to 1,203,828 of these shares and sole investment power with respect to 1,226,891 of these shares.
(3)Information based solely on a Schedule 13G filed on February 8, 2010 and information provided to the Company. According to the Schedule 13G, The Jay Newlin Trust has sole investment and voting power with respect to these shares.

SECTION 16 REPORTING

Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers and persons who own more than 10 percent of the Company’s common stock file initial reports of ownership and reports of changes of ownership with the SEC and Nasdaq. The Company does not know of any single stockholder who owns more than 10 percent of the Company’s stock. Based solely on its review of Section 16(a) forms filed and written representations that no other reports were required, the Company believes that all Section 16(a) reports applicable to its directors and officers during 2023 were filed on a timely basis.

CHANGES IN CONTROL

The Company does not know of any arrangements or pledges that would result in a future change in control of the Company.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes and explains the material elements of 2023 compensation for our NEOs. We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee of our Board arrived at specific compensation policies and decisions involving the NEOs.

Our NEOs for 2023, which consist of our principal executive officer, principal financial officer and our three other most highly compensated executive officers, are:

David D. Nelson	President and Chief Executive Officer of the Company Chief Executive Officer of West Bank
Jane M. Funk	Executive Vice President, Treasurer and Chief Financial Officer of the Company Executive Vice President and Chief Financial Officer of West Bank
Harlee N. Olafson	Executive Vice President and Chief Risk Officer of the Company Executive Vice President and Chief Risk Officer of West Bank
Brad L. Winterbottom	Executive Vice President of the Company President of West Bank
Bradley P. Peters	Executive Vice President of the Company Executive Vice President and Minnesota Group President of West Bank

EXECUTIVE SUMMARY

BUSINESS OVERVIEW

The Company, through West Bank, provides lending, deposit and trust services for businesses and individuals. We offer competitive commercial and personal banking products and are committed to providing superior customer services. We place a high priority on community service and are actively involved with many civic and community projects in the communities where we conduct business. We operate in an intensely competitive and uncertain business environment. Not only do we compete with numerous companies in our markets for customers, but we also compete with many different types and sizes of organizations for senior leadership capable of executing our business strategies. Among other challenges, our business model requires experienced leaders with banking and operational expertise who are capable of taking on high levels of personal responsibility in an ever-evolving banking industry and economy.

$24,137	$1.44	$1.00	11.42%	60.73%	0.01%
Net Income (in thousands)	Diluted Earnings Per Share	Dividends Per Share	Return On Average Equity	Efficiency Ratio	Nonperforming Assets Ratio

•Net income of $24.1 million for 2023 compared to $46.4 million for 2022.
•Diluted earnings per share of $1.44 for 2023 compared to $2.76 for 2022.
•Dividends were $1.00 per share for both 2023 and 2022.
•Return on average equity of 11.42 percent compared to 20.71 percent for 2022.
•Efficiency ratio of 60.73 percent compared to 43.70 percent for 2022.
•Total loans increased $184.7 million or 6.7 percent.
•Nonperforming assets ratio remained stable from 2022.

Like the rest of our industry, the Company experienced some significant margin challenges in 2023. The interest rate environment, including dramatic increases in short-term rates, an ongoing inverted yield curve and aggressive deposit competition had a significant impact on our cost of funds, net interest margin and overall net income. Our credit quality remains pristine. We had no loans greater than 30 days past due, and only one classified loan for $296 thousand at December 31, 2023.
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OVERVIEW AND OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAMS

The Company and West Bank share an executive management team. The members of the executive management team, consisting of our NEOs, are compensated by West Bank rather than the Company. Compensation of our NEOs is determined by the Company’s Compensation Committee based on their performance and roles for both the Company and West Bank.

The goal of our compensation program is to create superior long-term value for our stockholders by attracting, motivating and retaining outstanding employees who serve our customers while generating financial performance that is consistently better than that of our peers. Accordingly, our compensation program for executives is guided by our business needs and challenges in creating stockholder value. To support the achievement of our business strategies and goals, we strive to:

•Pay for performance;
•Align executives’ financial interests with those of our stockholders;
•Support the Company’s and West Bank’s values, strategy and development of employees;
•Foster a team approach among top executives;
•Attract and retain leaders capable of delivering strong business results;
•Provide competitive cash and total compensation opportunities and benefits;
•Balance the mix of short-term and long-term incentives; and
•Adhere to the highest legal and ethical standards.

Our executive compensation program is designed to attract, retain and motivate qualified and talented executives to achieve our business goals and to reward them for strong short- and long-term performance. In particular, our Compensation Committee is mindful that our “pay-for-performance” philosophy must align the interests of our executives with those of our stockholders in order to drive long-term, sustainable stockholder value growth. A significant amount of NEO compensation is considered at-risk, made up of annual cash and long-term equity incentive opportunities. The primary elements of our executive compensation program in 2023 consisted of base salary, annual cash incentive opportunities and long-term equity opportunities. The purpose and key features of each element are described below.

At Risk
Element	Base Salary	Annual Cash Incentive Opportunities	Long-Term Equity Incentive Opportunities

Highlights	Fixed compensation paid in cash. Adjusted annually based on position, responsibilities, demonstrated performance and relevant market data.	Annual cash bonus opportunities are based on Company financial performance.	50 percent of RSUs awarded are subject to time-based vesting and 50 percent are subject to performance-based vesting.

Why We Pay this Element	Attract and retain talented executives by providing competitive pay.	Motivate and reward executives for the achievement of certain financial goals relative to peer performance.	Incentivize executives to deliver long-term value, while also providing a retention vehicle for our executives.

2023 Decisions	Increases ranged from 7.1% to 14.8%	Annual bonuses were paid out at 62.9 percent of base salary for the CEO and 42.9 percent of base salary for each non-CEO NEO.	CEO was awarded 8,500 time-based RSUs and 8,500 performance-based RSUs. Non-CEO NEOs were awarded 7,500 time-based RSUs and 7,500 performance-based RSUs.

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BASE SALARY
•Base salaries are set to be competitive within our industry and are important in attracting talented executives.
•Base salaries are adjusted annually, effective January 1, but can be adjusted mid-year when there are material changes, such as a change in an executive officer’s position, responsibilities, demonstrated performance, or relevant market data.
•The CEO’s base salary increased in 2023 to more closely align it with the peer group median data provided by our compensation consultants and to differentiate the CEOs compensation from that of the other NEOs.
•Base salaries for our NEOs are as follows:

Name	Base Salary 2022	Base Salary 2023	Percent Change 2023
David D. Nelson	$514,000	$590,000	14.8%
Jane M. Funk	300,000	325,000	8.3%
Harlee N. Olafson	350,000	375,000	7.1%
Brad L. Winterbottom	350,000	375,000	7.1%
Bradley P. Peters	300,000	325,000	8.3%

ANNUAL CASH INCENTIVE OPPORTUNITIES
•Annual cash incentive opportunities are intended to motivate and reward executives for the achievement of certain financial goals in comparison to internal and external standards.
•Annual cash incentive opportunities are based on a percentage of base salary and that percentage is based on: (1) the Company’s net profit; and (2) the Company’s performance relative to our peer group based on return on average equity, efficiency ratio and nonperforming assets ratio, equally weighted, according to the following schedules.

The performance targets, peer rankings and percent of the salary for the CEO was changed to the following for 2023. Prior to 2023, the CEOs percent of salary was the same as the non-CEO
NEOs. The CEO’s percent of salary increased in 2023 to more closely align total cash compensation with the peer group median and differentiate the CEO’s compensation from that of the other NEOs.

Performance	Peer Rating	Percent of Salary
Maximum	At/above 75th percentile	80%
Target	50th percentile	60%
Threshold	25th percentile	40%
	Below 25th percentile	0%

The performance targets, peer rankings and percent of salaries remains the same as the prior year for non-CEO NEOs as follows:

Performance	Peer Rating	Percent of Salary
Maximum	At/above 75th percentile	60%
Target	50th percentile	40%
Threshold	25th percentile	20%
	Below 25th percentile	0%

•If our ranking in the peer group falls between threshold and maximum level performance, our NEOs will be eligible for a proportional cash bonus based upon linear interpolation.
•The nonperforming assets ratio performance metric is measured by comparing the average of the four fiscal quarter-ending ratios of the Company to the average of the four fiscal quarter-ending ratios of the peer group.

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LONG-TERM EQUITY INCENTIVE OPPORTUNITIES
•Long-term equity awards incentivize executives to deliver long-term value, while also providing a retention vehicle for our executives.
•50 percent of the NEO’s restricted stock unit (“RSU”) awards are subject to performance-based vesting and 50 percent are subject to time-based vesting. Following the date of vesting, 50 percent of the covered shares will be subject to a three-year holding period requirement. The Compensation Committee expects future awards to have a similar structure.
•The time-based RSUs (the “Time RSUs”) vest ratably over five years. The performance-based RSUs (the “Performance RSUs”) cliff vest at the end of a three-year performance period based on the Company’s relative performance to the identified peer group with respect to its return on average equity, efficiency ratio and nonperforming assets ratio, with each equally weighted.
•The total number of RSUs granted to Mr. Nelson in 2023 was 17,000, an increase from 15,000 from the prior year. 8,500 are Time RSUs and 8,500 are Performance RSUs.
•The total number of RSUs granted to Messrs. Olafson, and Winterbottom in 2023 was 15,000 each, the same as the prior year. The total number of RSUs granted to Ms. Funk and Mr. Peters in 2023 was also 15,000 each, an increase from 12,000 from the prior year. In each case for 2023, 7,500 are Time RSUs and 7,500 are Performance RSUs.
•RSUs granted to our NEOs do not pay or accrue dividends, or dividend equivalents, during the applicable vesting periods.

TARGET PAY MIX

Consistent with our philosophy of aligning executive pay with the short- and long-term performance of the Company, the elements of our executive compensation program evolve and are adjusted over time to support the business goals of the Company and West Bank, and to align the interests of executive management with the interests of our stockholders. As demonstrated in the following chart, we compensate our NEOs with a mix of fixed and variable short- and long-term pay elements, with a significant amount of performance-based and at-risk compensation. Target pay mix includes 2023 salary, 2023 annual cash incentive target, and grant date fair value of performance based equity incentive target and time based equity awards granted in 2023.
OUR COMPENSATION PHILOSOPHY AND BEST PRACTICES

Our pay-for-performance philosophy and compensation practices provide an appropriate risk-managed framework in which our executives are encouraged to achieve our strategic goals without excessive risk taking in their business decisions. We adhere to several best practices for executive compensation, including:

What We Do	What We Do Not Do
✓ Strong emphasis on pay for performance	✓ No perquisites for executives
✓ Maintain rigorous stock ownership guidelines	✓ No golden parachute tax gross-ups
✓ Engage independent compensation consultants	✓ No hedging or pledging of Company stock
✓ Annual outreach with our institutional stockholders	✓ No dividends paid or accumulated on unvested RSUs
✓ Annual say-on-pay vote ✓ Clawback policy for incentive compensation	✓ No single-trigger cash or equity payments in the event of a change in control
✓ 50 percent performance-based equity awards for NEOs
✓ 3-year holding period on vested RSUs
✓ Compensation Committee must be independent
✓ Deferred compensation program participation option
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Put simply, our human resource philosophy is to have fewer people than our peers but to pay our people well for their performance. Our business model allows us to operate with fewer employees than the typical commercial bank of our size because we emphasize teamwork and sound practices and focus on business banking. Because we have fewer people, we need to have the right people and ensure that we offer what we consider to be above average pay in exchange for above average performance. In addition to attracting and retaining what we believe is superior talent, our approach also produces longevity in our workforce. The average tenure of our employees is over eight years.

This philosophy extends throughout the Company and includes our NEOs. The Company currently has five executive officers. To succeed with an atypically small team, our CEO leads and fosters a team approach with the non-CEO members of our executive management team who bring a diverse array of experience, expertise and backgrounds. Because of this team strategy, compensation for each of our non-CEO NEOs is historically similar. This approach has consistently proven to produce a winning teamwork structure for the Company and our stockholders. Over 96 percent of our stockholder votes were in favor of our executive compensation program for 2022 at our 2023 annual meeting of our stockholders. The Compensation Committee balances stockholder feedback with the Company’s performance and recommendations from our compensation consultant and CEO when determining executive compensation decisions and policies.

We also believe in evaluating performance relative to our peer group and implementing performance considerations into our compensation decisions. Rather than setting absolute goals that can be manipulated and may lead to inappropriate risk taking, we emphasize sound behaviors that will lead to long-term success that is better than our peers. For example, we encourage growth by requiring that our bankers focus on relationship building by continuously setting appointments for sales calls and staying in regular contact with our customers. This has proven successful, and we have experienced consistent growth without engaging in business acquisitions.

We do not set absolute growth goals of attaining a certain asset size by a certain time. Instead, we focus on relative metrics such as credit quality, which we believe is more important than the growth of the loan portfolio. We also look at return on average equity and efficiency ratio metrics, each on a relative basis to those of our peer group. We believe that our emphasis on attracting, retaining and appropriately motivating a well-compensated team of superior talent, facilitating strong working relationships in that team and evaluating performance appropriately has produced our consistently strong financial results. The Compensation Committee remains committed to continuing our practice of incentivizing and encouraging the pursuit of excellence through our executive compensation program.

OUR COMPENSATION REVIEW PROCESS

ROLE OF COMPENSATION COMMITTEE

Our Compensation Committee is composed entirely of independent directors. It is fully responsible for our executive compensation program and reviews the program on at least an annual basis. The Compensation Committee has broad discretion when overseeing and reviewing each element of compensation. When reviewing compensation and making compensation decisions, the Compensation Committee considers the respective responsibilities of each NEO, their performance and experience and also competitive compensation levels based on information and data provided by our independent compensation consultant. In setting compensation levels and incentive goals, the Compensation Committee also reviews our financial results relative to our peer group, and it structures our compensation programs taking into account sound risk management and industry best practices.

The Compensation Committee’s primary considerations for executive compensation decisions are:

•Key financial measurements;
•Strategic initiatives related to our business;
•Compensation of peer group executives; and
•Proper risk management.

ROLE OF EXECUTIVE OFFICERS IN COMPENSATION DECISIONS

As requested by the Compensation Committee, some members of management support the Compensation Committee’s review and consideration of executive compensation by providing information for the Compensation Committee’s review. In particular, the CEO provides recommendations with respect to the other NEOs. Such recommendations from the CEO address, among other items, financial results and analysis, performance evaluations, compensation provided to our NEOs (other than the CEO), technical and regulatory considerations and input on program design and possible modifications.

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The Compensation Committee has final discretion over all compensation decisions regarding the CEO and each of the other NEOs. The Compensation Committee discusses the CEO’s recommendations and accepts or adjusts them based upon its own assessment of Company strategic goals, executive responsibilities, internal pay equity and its independent review of market data. The CEO is not involved in discussions or determinations relating to his own compensation, and the executive officers are not present during the Compensation Committee’s final discussion and determination of the types and amounts of compensation to be paid.

ROLE OF COMPENSATION CONSULTANT

Under its charter, the Compensation Committee has the sole authority to select, retain or replace compensation advisors. The Compensation Committee has historically engaged a compensation consultant to provide independent, objective analyses and professional opinions about executive and director compensation matters. The Compensation Committee believes that working with an independent compensation consultant furthers the Company’s objectives to recruit and retain qualified executives, aids the Compensation Committee in aligning executives’ interests with those of our stockholders and ensures that our executive compensation program appropriately motivates and rewards ongoing achievement of business goals.

The Compensation Committee engaged McLagan, a highly specialized, industry-focused team within Aon PLC’s Human Capital Solutions business, as its independent compensation consultant in 2023. McLagan reports directly to the Chair of the Compensation Committee. McLagan provides input on marketplace trends and best practices relating to competitive pay levels, as well as developments in regulatory and technical matters, assists the Company in preparing this proxy statement, and otherwise provides no other services to the Company.

The Compensation Committee reviewed McLagan’s independence as contemplated by the Compensation Committee’s charter and applicable Nasdaq rules and determined that there were no conflicts of interest and that McLagan is independent from the Company, the Compensation Committee members and our executive officers. McLagan was engaged to:

•Provide a study of director and executive officer compensation;
•Provide input on marketplace trends and best practices relating to competitive pay levels;
•Provide analysis and commentary on regulatory developments;
•Provide proxy statement support; and
•Provide technical support with regard to calculations for RSU usage and expense considerations.

USE OF PEER GROUP

Market pay practices are one of many factors we consider in setting executive pay levels and designing compensation programs. The Compensation Committee uses our compensation peer group as one data point when setting executive pay packages. Although useful as a reference, the Compensation Committee does not target any particular percentile or range within this peer group as a specific objective. Instead, our compensation decisions are based on the full consideration of many factors, including, but not limited to, individual and Company performance, market data, internal equity, experience, strategic needs and responsibilities.

For compensation decisions for fiscal year 2023, the following 22 companies were selected as our peer group, as recommended by McLagan. The peer group was selected based on asset size ($1.75 billion to $7 billion based on 2021 fiscal year end assets), geographic considerations and business model. Three new companies were added to the peer group for 2023: HBT Financial, Inc., Bridgewater Bancshares, Inc., and ChoiceOne Financial Services, Inc. There are no changes to the peer group for compensation decisions for fiscal year 2024.

2023 Peer Group
Bank First Corporation	Farmers & Merchants Bancorp	LCNB Corp.
Bridgewater Bancshares, Inc.	First Business Financial Services, Inc.	Macatawa Bank Corporation
ChoiceOne Financial Services, Inc.	First Financial Corp.	Mercantile Bank Corporation
Civista Bancshares, Inc.	First Mid Bancshares, Inc.	MidWestOne Financial Group, Inc.
CrossFirst Bankshares, Inc.	German American Bancorp, Inc.	Nicolet Bankshares, Inc.
Equity Bancshares, Inc.	HBT Financial, Inc.	Peoples Bancorp, Inc.
Farmers National Banc Corp.	Hills Bancorporation	Southern Missouri Bancorp, Inc.
Isabella Bank Corporation
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ELEMENTS OF COMPENSATION

Our executive compensation program consists of several elements, each with a distinct objective that helps our overall program provide an integrated and competitive total pay package. The following overview explains the structure and rationale of the elements in our executive compensation program for 2023. The principal elements consist of base salary, annual cash incentive opportunities and long-term equity incentive opportunities, each of which is provided pursuant to the terms of an employment agreement between the Company and each NEO. A discussion of the terms of these agreements is contained in this proxy statement under the heading “Potential Payments upon Termination or Change in Control.”

BASE SALARY

We compensate our NEOs with annual base salaries to provide a reasonable level of fixed income relative to their respective levels of responsibility. We want our base salaries to be competitive and commensurate with each NEO’s experience and knowledge. As provided in our employment agreements with the NEOs, base salaries are established and eligible for review and possible upward adjustment on an annual basis.

ANNUAL CASH INCENTIVE OPPORTUNITIES

Annual cash incentive opportunities are an important element of total compensation for our NEOs. By tying a meaningful portion of cash compensation to achievement of objectively measured financial results for the year, annual cash bonus opportunities support and encourage the achievement of the Company’s business goals and strategies and lead to increased value for our stockholders.

Our executive employment agreements provide for participation in the Company’s annual incentive plan. Thereunder, each NEO is eligible for a cash bonus as a percentage of his or her annual base salary, based upon the achievement of performance measures described below. Our plan caps maximum bonus opportunities to avoid encouraging excessive risk-taking and to avoid any focus on maximizing short-term results at the expense of long-term soundness. The plan also requires positive Company earnings in order for any bonuses to be paid.

The amount of any annual bonus actually earned is determined based upon quantitative and qualitative analyses of Company performance completed by the Compensation Committee. The quantitative analysis examines the Company’s performance relative to our peer group with respect to three key financial measures. The qualitative analysis considers any items deemed relevant by the Compensation Committee, including, for example, regulatory actions, if any, and Company profitability and credit quality. Based on the qualitative analysis, the Compensation Committee may increase or decrease the bonus amounts indicated from the quantitative peer group comparison. The calculation and adjustment of bonuses rest within the Compensation Committee’s sole discretion, and its determinations about bonuses are final.

The quantitative analysis has two parts:
(1)the Company’s net profit; and
(2)the Company’s performance relative to our peer group, based on three key metrics (equally weighted):
a.return on average equity;
b.efficiency ratio; and
c.nonperforming assets to total assets ratio.

Each ratio is defined in Item 7 of our Annual Report on Form 10-K/A, as filed with the SEC. The Compensation Committee selected these measures because they encompass important aspects of our financial performance: earnings, capital levels, expense control and asset quality. The nonperforming assets to total assets ratio performance metric is measured by comparing the average of the four fiscal quarter-ending ratios of the Company to the average of the four fiscal quarter-ending ratios of the peer group.

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Based on our ranking among our peers in each of these key metrics, our CEO is eligible for a cash bonus payment for 2023 performance equal to a percentage of salary, according to the following schedule. Prior to 2023, the CEO was eligible for a cash bonus payment equal to the same percentage of salary as the non-CEO NEOs. The CEO’s percent of salary increased in 2023 to more closely align total cash compensation with the peer group median and differentiate the CEO’s compensation from that of the other NEOs.

Performance	Peer Rating	Percent of Salary
Maximum	At/above 75th percentile	80%
Target	50th percentile	60%
Threshold	25th percentile	40%
	Below 25th percentile	0%

Based on our ranking among our peers in each of these key metrics, our non-CEO NEOs are eligible for a cash bonus payment equal to a percentage of salary, according to the following schedule, which remains unchanged from the prior year.

Performance	Peer Rating	Percent of Salary
Maximum	At/above 75th percentile	60%
Target	50th percentile	40%
Threshold	25th percentile	20%
	Below 25th percentile	0%

For 2023, based upon our results and the results of our peers for the fiscal year ended December 31, 2023, actual annual incentive cash bonuses were 62.9 percent of base salary for the CEO and 42.9 percent of base salary for each of the non-CEO NEOs. Our rankings among our peer group were between the threshold and target performance ratings for both the return on average equity and efficiency ratio metrics, and above the maximum performance rating for the nonperforming assets to total assets ratio metric.

LONG-TERM EQUITY INCENTIVE OPPORTUNITIES

Equity compensation is the third primary element of compensation for our NEOs. The purpose of annual equity grants is to provide long-term incentives that align with stockholder interests, tie pay to performance, provide a long-term planning horizon, mitigate adverse risk taking and attract and retain key employees.

The employment agreements with our NEOs generally provide for participation in the Company’s equity incentive plan then in effect. Equity awards made prior to April 2021 were made under our 2017 Equity Incentive Plan (the “2017 Equity Plan”), which was adopted by our Board and approved by our stockholders in 2017. In April 2021, our stockholders approved the 2021 Equity Incentive Plan (“2021 Equity Plan”) and upon such approval the 2017 Equity Plan was frozen with respect to future grants. The 2021 Equity Plan was designed to promote the Company’s long-term financial success by providing a means to attract, retain and reward individuals who can and do contribute to such success and to further align their interests with those of the Company’s stockholders. Awards vest, become exercisable and contain such other terms and conditions as determined by the Compensation Committee and set forth in individual agreements with the participants receiving the awards. As of December 31, 2023, there were 266,963 remaining shares available for issuance under the 2021 Equity Plan. If the Company’s stockholders approve Proposal 4, the 2021 Equity Plan will be amended to add an additional 550,000 shares for issuance, which will bring the 2021 Equity Plan’s total share reserve to 1,175,000 shares. The RSU awards granted to our NEOs in 2023 were made under the 2021 Equity Plan.

Pursuant to the terms of the 2017 Equity Plan and 2021 Equity Plan, and the award agreements governing the terms of the awards thereunder, unvested awards are forfeited upon early termination, other than a termination in connection with a change in control or due to the NEO’s death, disability or retirement. Outstanding RSUs do not pay or accumulate dividend equivalents during the applicable vesting periods. In addition, the award agreements contain standard confidentiality and non-solicitation covenants for periods following termination of employment. Accordingly, the structure of our equity awards provides a retention incentive and provides important protections for the Company and our stockholders.

In February 2023, the CEO was granted 8,500 Time RSUs and 8,500 Performance RSUs and the non-CEO NEOs were each granted 7,500 Time RSUs and 7,500 Performance RSUs. Each of the awards will be subject to a holding period such that 50 percent of the covered shares must be retained for a period of three years following the vesting date. The Time RSUs are scheduled to vest in five equal annual installments, on March 25 of 2024, 2025, 2026, 2027 and 2028.
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The Performance RSUs are scheduled to vest on March 25, 2026, based on the relative financial performance of the Company to the identified peer group during a three-year performance period consisting of the Company’s 2023, 2024 and 2025 fiscal years (the “Performance Period”). The Performance RSUs are subject to three performance targets, each of which is to be weighted equally, and (i) with respect to ROE, calculated as an average of each of the three year-end results; (ii) with respect to efficiency ratio calculated as an average of each of the three year-end results; and (iii) with respect to nonperforming assets to total assets ratio, calculated as an average of each of the twelve quarterly results. Each of these ratios is compared to those of the companies in the S&P U.S. Small Cap Banks Index (“Performance RSU Peer Group”) as of the grant date. The Performance RSU Peer Group is “frozen” as of the grant date. Companies may drop out (but may not be added) if financial information becomes unavailable prior to the conclusion of the Performance Period.

These three measures are commonly utilized by banking organizations as reflective of important aspects of their overall financial performance. For the Performance Period, the maximum number of shares of 8,500 for the CEO and of 7,500 for each non-CEO NEOs would be issued on March 25, 2026 for each of the participants if the Company achieves the 75th percentile performance on all three performance measures over the Performance Period. Up to one-third of the maximum number of RSUs subject to the award may be earned for achievement of a given performance metric. None of the Performance RSUs subject to a metric will be earned if performance is below threshold level, while approximately 33 percent will be earned for threshold level performance, approximately 67 percent will be earned for target level performance, and 100 percent will be earned for maximum level performance (or above). Performance between the threshold and maximum levels will earn a number of RSUs based on linear interpolation.

Performance Criteria and Goals for Performance RSUs
Performance Measure	Performance RSUs Subject to Performance Measure	Threshold Goal	Target Goal	Maximum Goal
Return on Average Equity	1/3 of RSUs	25th Percentile	50th Percentile	75th Percentile
Efficiency Ratio	1/3 of RSUs	25th Percentile	50th Percentile	75th Percentile
Nonperforming Assets to Total Assets Ratio	1/3 of RSUs	25th Percentile	50th Percentile	75th Percentile

Performance RSU Award Opportunities (as approximate percentage of maximum number of Performance RSUs subject to the performance measure)
	Return on Average Equity (1/3 of Performance RSUs)	Efficiency Ratio (1/3 of Performance RSUs)	Nonperforming Assets to Total Assets Ratio (1/3 of Performance RSUs)
Threshold	33%	33%	33%
Target	67%	67%	67%
Maximum	100%	100%	100%

Upon the conclusion of the Performance Period, the performance of the Company and each member of the Performance RSU Peer Group will be calculated for each of the three metrics identified above, (i) with respect to ROE, as an average of each of the three year-end results; (ii) with respect to efficiency ratio, as an average of each of the three year-end results; and (iii) with respect to nonperforming assets to total assets ratio, as an average of each of the twelve quarterly results. Based upon such calculations, the Company’s percentile relative to the peer group will be determined. The Compensation Committee expects future awards to NEOs to have a similar structure.

For performance periods prior to 2022, the Company utilized the Texas ratio as a performance criterion for annual bonus calculations and Performance RSU vesting. The Texas ratio was replaced with the nonperforming assets to total assets ratio for the 2022 and 2023 Performance RSU grants. While this new criterion also addresses an important qualitative measure of the Company’s assets, it is more commonly reported by the Company’s peer group members than the Texas ratio. The Compensation Committee expects future bonus and Performance RSU grants to include the nonperforming assets to total assets ratio.

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DEFERRED COMPENSATION PLAN

Our NEOs are eligible to participate in the West Bancorporation, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan was adopted effective January 1, 2013, to provide key individuals, including our non-employee directors and the NEOs, with additional deferral opportunities in planning for retirement. The Deferred Compensation Plan is an unfunded, nonqualified deferred compensation plan that provides an opportunity for eligible participants to voluntarily defer receipt of a portion of their cash compensation. Though permitted under the plan document, the Company has not made any matching or discretionary Company contributions into the Deferred Compensation Plan on behalf of any of our NEOs. Pursuant to the terms of the Deferred Compensation Plan, the Compensation Committee has set the crediting rate equal to the prime rate, adjusted each January 1, on any amounts voluntarily deferred by plan participants. The crediting rate utilized under the plan is notionally based upon the prime rate as of the first business day of the year and was 7.50 percent for 2023 and 8.50 percent for 2024. Our CEO and two other NEOs currently participate in the Deferred Compensation Plan. None of our non-employee directors are currently participating in the Deferred Compensation Plan.

2024 COMPENSATION DECISIONS

The Compensation Committee has approved no changes to NEO compensation for 2024. Base salary for the CEO will remain the same at $590,000. Messrs. Olafson and Winterbottom will each continue to receive the same base salary of $375,000, and Ms. Funk and Mr. Peters will each continue to receive the same base salary of $325,000. The annual cash incentive opportunities will also remain unchanged in 2024. The CEO’s long-term equity award remains the same at 8,500 Performance RSUs and 8,500 Time RSUs. The non-CEO NEOs’ long-term equity award remains the same at 7,500 Performance RSUs and 7,500 Time RSUs.

EMPLOYMENT AGREEMENTS

The Company has employment agreements with certain of its executives, including each NEO, that provide the NEOs with certain severance benefits, as described in this proxy statement under the heading “Potential Payments upon Termination or Change in Control.” The Compensation Committee believes these severance benefits reflect market levels of benefits when they were negotiated and represent fair and appropriate consideration for the executive’s agreement to the post-termination restrictive covenants. The Company believes that the protections afforded by the agreements are a valuable incentive for attracting and retaining top executives. The Company also believes that in the event of an extraordinary corporate transaction, the agreements could prove important to the Company’s ability to retain top management through the transaction process and to provide motivation to the executives to act in the best interests of the Company and its stockholders before, during and after the transaction.

PERQUISITES, RETIREMENT AND OTHER BENEFITS

As a best practice, we have generally avoided the use of perquisites and other types of benefits for executives, emphasizing instead compensation tied to performance. In 2023, none of the NEOs received any perquisites. Our NEOs participate in our broad-based employee benefit programs, such as medical, dental, disability and life insurance coverage, on the same terms as other eligible employees.

Our NEOs are also eligible to participate in our 401(k) retirement plan on the same terms as other eligible employees. During 2023, the Company made a 100 percent Company matching contribution for participant deferrals into the 401(k) retirement plan, up to a maximum of six percent of a participant’s pay. In addition, for 2023, the Company made an additional discretionary Company contribution into the 401(k) retirement plan of two percent of a participant’s pay. The Company’s contributions, in each case, were subject to applicable IRS limitations.

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All employees of West Bank, including our NEOs, are eligible to receive a discretionary annual holiday bonus paid as a percentage of annual salary. Our NEOs participate in the holiday bonus program on the same terms as our other employees. In 2023, as in prior years, this discretionary bonus was equal to two percent of base salary.

	NEOs	Vice Presidents and Above	Full-Time Employees
Health Plans
Life and Disability Insurance	X	X	X
Medical/Dental/Vision Plans	X	X	X
Retirement Plans
401(k) Plan/Profit Sharing	X	X	X
Deferred Compensation Plan	X	As Determined by Compensation Committee	Not Offered
Other
Country Club Membership	Not Offered	As Duties Require	Not Offered
Holiday Bonus	X	X	X

REGULATORY CONSIDERATIONS

As a publicly traded financial institution, the Company must comply with multiple layers of regulations when considering and implementing compensation decisions. Although these regulations do not set specific parameters within which compensation decisions must be made, they do require that the Company and the Compensation Committee be mindful of the risks associated with compensation programs designed to incentivize superior performance.

Under the FDIC’s 2015 Interagency Guidelines Establishing Standards for Safety and Soundness (the “Safety and Soundness Standards”), excessive compensation is prohibited as an unsafe and unsound practice. When determining whether compensation is excessive, the FDIC has directed financial institutions to consider whether aggregate cash amounts paid or non-cash benefits provided to an employee are unreasonable or disproportionate to the services the employee performs. The Safety and Soundness Standards set forth a framework within which financial institutions should evaluate an employee’s compensation, with factors including compensation history, internal pay equity and, if appropriate, comparable compensation practices at peer institutions. This framework also requires the Company to consider its overall financial condition.

Separately, the FDIC, the Federal Reserve, the Office of the Comptroller of the Currency and the Office of Thrift Supervision, together, issued the Guidance on Sound Incentive Compensation Policies, (the “Joint Guidance”) in 2010. The Joint Guidance complements the Safety and Soundness Standards and establishes a framework within which financial institutions must assess the soundness of their incentive compensation plans, programs and arrangements. Because the Joint Guidance is limited to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to the financial institution, it is somewhat narrower in scope than the Safety and Soundness Standards. With respect to those individuals to which it applies, the Joint Guidance aims to ensure that any available incentive compensation arrangements appropriately balance risk and reward, are compatible with effective controls and risk management and have the support of strong corporate governance.

In addition to the foregoing, proposed rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) that intend to implement further risk assessment guidelines and procedures may eventually be finalized by the financial institution regulatory agencies and the SEC. It is likely the Company will be subject to those further guidelines and procedures if and when they become finalized and effective. During 2011, the regulatory agencies issued initial proposed guidance with respect to the Dodd-Frank Act risk assessment guidelines and procedures, and they revised and re-proposed this guidance in 2016. In large part, any guidance under the Dodd-Frank Act would likely restate and codify the frameworks presently set forth in the Safety and Soundness Standards and the Joint Guidance.

The Company is also subject to the SEC’s rules regarding risk assessment, which apply to all publicly traded companies. The SEC rules require the Company to determine whether any of its existing incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on the Company. Accordingly, the Company’s Compensation Committee completes a risk assessment of the Company’s compensation programs and components on an annual basis. The Committee has determined that the Company’s incentive compensation plans, programs and arrangements do not create risks that are reasonably likely to have a material adverse effect on the Company.
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The Compensation Committee believes that its regular, overall assessment of the compensation plans, programs and arrangements established for the Company’s NEOs includes a sensible, responsible approach toward balancing risks and rewarding reasonable, but not necessarily easily attainable, goals. The Committee annually revisits the frameworks set forth in the Safety and Soundness Standards and the Joint Guidance, as both are effective parts of the Committee’s overall assessment of the balance between risk and reward in the Company’s compensation arrangements. In addition, the Committee continues to monitor the status of the proposed guidance under the Dodd-Frank Act and remains prepared to incorporate into its risk assessment procedures any new guidelines and procedures as may be necessary or appropriate.

Finally, when making decisions about executive compensation, the Company also considers the impact of other regulatory provisions, including: Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), regarding the tax deductibility of certain compensation; Section 409A of the Code regarding nonqualified deferred compensation; Section 280G of the Code regarding excise taxes and deduction limitations on golden parachute payments made in connection with a change in control; and the impact of FASB ASC Topic 718, which requires the Company to recognize the compensation cost of grants of equity awards based upon their grant date fair value.

OTHER COMPENSATION AND GOVERNANCE POLICIES

SHARE OWNERSHIP AND RETENTION GUIDELINES

We believe our NEOs and non-employee directors should have a significant equity interest in the Company. To promote equity ownership and align the interests of our executives and directors with those of our stockholders, we maintain the following share retention and ownership guidelines for our senior officers and directors.

CEO	3x base salary
Other NEOs or Executive Vice Presidents	3x base salary
Non-employee Directors	3x annual cash compensation

The ownership guidelines are the same for each executive, including the CEO, to reflect the same team approach applicable to other elements of our executive compensation program. Until the stock ownership guidelines are met, executives and directors are expected to retain at least 50 percent of any applicable shares received (on a net after-tax basis) pursuant to our equity incentive plans. If an officer fails to satisfy the guidelines and fails to retain at least 50 percent of any applicable shares received pursuant to our equity incentive plans, 25 percent of such officer’s annual incentive bonus, if any, is paid in shares of Company stock until the ownership guideline is satisfied. A failure to satisfy the guidelines by a director is considered by the Nominating and Corporate Governance Committee when evaluating such director’s qualifications for nomination. These guidelines are subject to periodic review by the Compensation Committee, and compliance is monitored on an annual basis. The guidelines for non-employee directors include annual cash compensation received from both the Company and West Bank.

For purposes of compliance with these guidelines, share ownership includes shares owned outright by the individual or his or her immediate family members who share the same household, shares held by the individual in an IRA account, fully vested shares held by the individual under a Company retirement plan and RSUs (both vested and unvested) granted to the individual under any Company equity incentive plan.

As of December 31, 2023, all of our NEOs and non-employee directors hold shares in excess of the requirements in the guidelines, with the exception of two non-employee directors who first became subject to the retention guidelines in 2021 and 2022, respectively, and one NEO who first became subject to the retention guidelines in 2022. They are expected to make continuing progress towards compliance with the guidelines and until they individually reach the required minimums, they will each be required to retain at least 50 percent of any applicable shares received (on a net after-tax basis) pursuant to our equity incentive plans.

CLAWBACK POLICY

Effective July 26, 2023, we adopted an enhanced clawback policy in accordance with the latest SEC rules and NASDAQ listing standards, a copy of which is publicly filed with our Annual Report on Form 10-K/A and may be viewed on the Investor Relations — Overview — Corporate Governance section of the Company’s website (www.westbankstrong.com). The new policy replaces and supersedes the prior clawback policy that we had in place since January of 2021.

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In addition to the formal clawback policy, in the event the Company is required to seek or demand recoupment of any payments made to our NEOs pursuant to law, our employment agreements provide for return of any severance-related payments upon request of the Company. Additionally, all equity awards granted under our 2017 Equity Plan and the 2021 Equity Plan, are subject to cancellation, recoupment, rescission or payback in accordance with applicable law.

INSIDER TRADING POLICY

The Company has adopted an insider trading policy governing the purchase, sale and/or other dispositions of its securities by directors, officers and employees, as well as by the Company itself, that is designed to promote compliance with insider trading laws, rules and regulations and any applicable listing standards. The Company’s insider trading policy permits open market transactions in Company stock beginning the day after the second full trading day after quarterly earnings have been made public until the 10th day of the third month in the quarter. In addition, our NEOs may purchase Company stock through the 401(k) retirement plan. Changes to purchases under the 401(k) retirement plan may be made only during the period when open market transactions are permitted.

ANTI-HEDGING POLICY

The Company’s insider trading policy prohibits all employees and directors from entering into any hedging transactions involving the Company’s stock.

ANTI-PLEDGING POLICY

The Company’s insider trading policy prohibits all NEOs and directors from keeping Company stock in a margin account. In addition, NEOs and directors may not pledge Company stock as collateral for a loan.

ACCELERATION OF EQUITY AWARDS

Our award agreements under the 2017 Equity Plan and the 2021 Equity Plan utilize a “double trigger” approach to vesting upon a change in control, rather than a “single trigger” approach under which awards would vest solely upon a change in control. Under our double trigger approach, vesting of our time-based equity awards occurs upon a change in control only if the outstanding equity awards are not fully assumed by the acquiror, or if they are assumed but the participant is subsequently terminated without cause or resigns for good reason. With respect to the Performance RSUs granted to our NEOs beginning in 2021, the awards vest immediately in connection with a change in control based upon the greater of actual performance through the date of a change in control or target-level performance without proration. We believe this approach provides adequate employment protection while reducing, for our stockholders’ benefit, potential transaction costs associated with the awards, as compared to plans with single trigger acceleration upon a change in control.

NO TAX GROSS-UPS

Under Section 280G of the Code, an executive may be subject to excise taxes on certain benefits received in relation to a change in control of the Company. While some companies provide excise tax gross-ups to executives, to place the executive in the same tax position as if the excise tax did not apply, we do not believe it is necessary to provide this benefit to our executives. Our employment agreements with the NEOs therefore omit any provision for such a gross-up.

COMPENSATION COMMITTEE REPORT

The incorporation by reference of this proxy statement into any document filed with the SEC by the Company shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

The Compensation Committee hereby states as follows:
•It has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management; and
•Based on the review and discussion referred to immediately above, it recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The undersigned members of the Compensation Committee have submitted this report.

Steven K. Gaer	Sean P. McMurray, Chair	Steven T. Schuler
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SUMMARY COMPENSATION TABLE

Compensation earned for services rendered in the year ended December 31, 2023, to our CEO and our other NEOs is provided in the following table. Compensation for 2022 and 2021 is also presented.

Name and Principal Positions	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (6)	All Other Compensation (7)	Total
David D. Nelson	2023	$590,000	$11,800	$288,788	$371,085	$15,315	$26,400	$1,303,388
President and Chief Executive Officer of the Company and Chief Executive Officer of West Bank	2022	514,000	10,280	395,589	308,400	3,879	30,500	1,262,648
	2021	485,000	9,700	257,325	239,979	3,793	29,000	1,024,797

Jane M. Funk(8)	2023	$325,000	$6,500	$254,813	$139,411	$2,532	$26,000	$754,256
Executive Vice President, Treasurer and Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer of West Bank	2022	300,000	6,000	276,480	180,000	426	30,000	792,906

Harlee N. Olafson	2023	$375,000	$7,500	$254,813	$160,859	—	$26,400	$824,572
Executive Vice President and Chief Risk Officer of the Company and West Bank	2022	350,000	7,000	395,589	210,000	—	30,500	993,089
	2021	330,000	6,600	257,325	163,285	—	29,000	786,210

Brad L. Winterbottom	2023	$375,000	$7,500	$254,813	$160,859	—	$26,400	$824,572
Executive Vice President of the Company and President of West Bank	2022	350,000	7,000	395,589	210,000	—	30,500	993,089
	2021	330,000	6,600	257,325	163,285	—	29,000	786,210

Bradley P. Peters	2023	$325,000	$6,500	$254,813	$139,411	$5,912	$26,000	$757,636
Executive Vice President of the Company and Executive Vice President and Minnesota Market President of West Bank	2022	300,000	6,000	326,469	180,000	1,618	30,000	844,087
	2021	268,461	5,369	171,550	136,071	1,975	118,540	701,966

(1)The amounts set forth in the “Salary” column reflect base salary earned during the year including, if any, deferrals and salary increases.
(2)The amounts set forth in the “Bonus” column consist of a holiday bonus equal to two percent of annual salary paid to all employees of West Bank.
(3)The amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of Time RSUs and Performance RSUs granted to each of our NEOs in 2021, 2022 and 2023, as applicable, calculated in accordance with FASB ASC Topic 718. The grant date fair value of Time RSUs is determined using the fair value of our common stock on the date of grant, and the grant date fair value of Performance RSUs is calculated based on the fair value of our common stock on the date of grant and probable outcome of the performance measures for applicable performance period as of the date on which the Performance RSUs are granted. For a discussion of valuation assumptions, see the notes to our audited financial statements included in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, filed with the SEC on February 23, 2024.
(4)The amounts set forth in the “Non-Equity Incentive Plan Compensation” column are shown for the year in which the applicable performance measures were satisfied.
(5)For 2023, based upon our results and the results of our peers for the fiscal year ended December 31, 2023, actual annual incentive cash bonuses were equal to 62.9 percent of base salary for the CEO and 42.9 percent of base salary for each of the non-CEO NEOs.
(6)The amounts set forth in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column for Mr. Nelson, Ms. Funk and Mr. Peters represent above-market interest on amounts deferred under the Deferred Compensation Plan.
(7)The amounts set forth in the “All Other Compensation” column consists of contributions made by the Company on behalf all NEOs to the Company’s 401(k) retirement plan and, in 2021 for Mr. Peters, $91,694 for the reimbursement of relocation expenses with a gross-up for applicable taxes.
(8)Ms. Funk was not an NEO prior to 2022.

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GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning grants of plan-based awards made to our NEOs during 2023. All equity awards were made under our 2021 Equity Plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards

Name	Type of Award	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
David D. Nelson	Annual Cash Incentive		$236,000	$354,000	$472,000
	Time RSUs	2/20/2023							8,500	$144,500(3)
	Performance RSUs	2/20/2023				2,833	5,666	8,500		$144,288(4)
Jane M. Funk	Annual Cash Incentive		$65,000	$130,000	$195,000
	Time RSUs	2/20/2023							7,500	$127,500(3)
	Performance RSUs	2/20/2023				2,500	5,000	7,500		$127,313(4)
Harlee N. Olafson	Annual Cash Incentive		$75,000	$150,000	$225,000
	Time RSUs	2/20/2023							7,500	$127,500(3)
	Performance RSUs	2/20/2023				2,500	5,000	7,500		$127,313(4)
Brad L. Winterbottom	Annual Cash Incentive		$75,000	$150,000	$225,000
	Time RSUs	2/20/2023							7,500	$127,500(3)
	Performance RSUs	2/20/2023				2,500	5,000	7,500		$127,313(4)
Bradley P. Peters	Annual Cash Incentive		$65,000	$130,000	$195,000
	Time RSUs	2/20/2023							7,500	$127,500(3)
	Performance RSUs	2/20/2023				2,500	5,000	7,500		$127,313(4)

(1) The amounts set forth in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns reflect the threshold, target and maximum payouts for performance under the annual cash incentive plan as described in the CD&A above. The amount earned by each NEO for 2023 performance is included in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”
(2)    The amounts set forth in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns with respect to the 2023 Performance RSUs reflect the threshold, target and maximum number of shares of West Bancorporation, Inc. common stock that may be earned by each individual as a result of the 2023 Performance RSUs granted under the 2021 Equity Plan as described in the CD&A above. The actual number of shares of Company common stock to be delivered as a result of these performance shares will be determined by the performance of the Company during the three-year period from 2023 through 2025.
(3)    The Time RSUs reflect the grant date fair value of awards granted computed in accordance with FASB ASC Topic 718.
(4)    The Performance RSUs reflect the grant date fair value of awards computed in accordance with FASB ASC Topic 718 using the maximum level award.

RESTRICTED STOCK UNITS

In February 2023, the CEO was granted 8,500 Time RSUs and 8,500 Performance RSUs and the non-CEO NEOs were each granted 7,500 Time RSUs and 7,500 Performance RSUs. Each of the awards will be subject to a holding period such that 50 percent of the covered shares must be retained for a period of three years following the vesting date. The Time RSUs are scheduled to vest in five equal annual installments, on March 25 of 2024, 2025, 2026, 2027 and 2028.

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The Performance RSUs are scheduled to vest on March 25, 2026, based on the relative financial performance of the Company to the identified peer group during the three-year Performance Period. The Performance RSUs are subject to three performance targets, each of which is to be weighted equally, and (i) with respect to ROE, calculated as an average of each of the three year-end results; (ii) with respect to efficiency ratio calculated as an average of each of the three year-end results; and (iii) with respect to nonperforming assets to total assets ratio, calculated as an average of each of the twelve quarterly results. Each of these ratios is compared to those of the Performance RSU Peer Group as defined on the grant date. The Performance RSU Peer Group shall be “frozen” as of the grant date. Companies may drop out (but may not be added) if financial information becomes unavailable prior to the conclusion of the Performance Period.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information concerning outstanding equity awards held as of December 31, 2023 by our NEOs.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
David D. Nelson	2/20/2023	8,500(2)	$180,200	8,500(7)	$180,200
	3/21/2022	6,000(3)	127,200	7,500(8)	159,000
	1/25/2021	4,500(4)	95,400	7,500(9)	159,000
	3/23/2020	6,000(5)	127,200
	3/25/2019	3,000(6)	63,600
Jane M. Funk	2/20/2023	7,500(2)	$159,000	7,500(7)	$159,000
	3/21/2022	4,800(3)	101,760	6,000(8)	127,200
	1/25/2021	4,500(4)	95,400
	3/23/2020	1,400(5)	29,680
	3/25/2019	700(6)	14,840
Harlee N. Olafson	2/20/2023	7,500(2)	$159,000	7,500(7)	$159,000
	3/21/2022	6,000(3)	127,200	7,500(8)	159,000
	1/25/2021	4,500(4)	95,400	7,500(9)	159,000
	3/23/2020	6,000(5)	127,200
	3/25/2019	3,000(6)	63,600
Brad L. Winterbottom	2/20/2023	7,500(2)	$159,000	7,500(7)	$159,000
	3/21/2022	6,000(3)	127,200	7,500(8)	159,000
	1/25/2021	4,500(4)	95,400	7,500(9)	159,000
	3/23/2020	6,000(5)	127,200
	3/25/2019	3,000(6)	63,600
Bradley P. Peters	2/20/2023	7,500(2)	$159,000	7,500(7)	$159,000
	3/21/2022	4,800(3)	101,760	6,000(8)	127,200
	1/25/2021	6,000(4)	127,200
	3/23/2020	2,800(5)	59,360
	3/25/2019	700(6)	14,840
(1)     The amounts set forth in the “Market Value of Shares or Units of Stock That Have Not Vested” column are based on a Company stock price of $21.20 per share, which was the closing price per share on December 29, 2023 (the last trading day of the year).
(2)     The specified Time RSU award vests ratably over five years with future vesting dates of March 25, 2024, 2025, 2026, 2027 and 2028.
(3)    The specified Time RSU award vests ratably over five years with future vesting dates of March 25, 2024, 2025, 2026 and 2027.
(4)     The specified Time RSU award vests ratably over five years with future vesting dates of March 25, 2024, 2025 and 2026.
(5)    The specified Time RSU award vests ratably over five years with future vesting dates of March 25, 2024 and 2025.
(6)    The specified Time RSU award vests ratably over five years with a future vesting date of March 25, 2024.
(7)    The number of Performance RSUs is reported at maximum performance, and the Performance RSUs are scheduled to vest on March 25, 2026.
(8)    The number of Performance RSUs is reported at maximum performance, and the Performance RSUs are scheduled to vest on March 25, 2025.
(9)    The number of Performance RSUs is reported at maximum performance, and the Performance RSUs are scheduled to vest on March 25, 2024.

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OPTION EXERCISES AND STOCK VESTED

The following table sets forth information for each of our NEOs regarding vesting of stock awards during the year ended December 31, 2023. None of our NEOs held any stock options during 2023.

	Stock Awards

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
David D. Nelson	12,000	$225,600(1)
Jane M. Funk	4,500	84,600(2)
Harlee N. Olafson	12,000	225,600(1)
Brad L. Winterbottom	12,000	225,600(1)
Bradley P. Peters	5,300	99,640(3)

(1) The realized value of Messrs. Nelson, Olafson and Winterbottom’s awards reflects the vesting of 12,000 restricted stock units each on March 25, 2023, with a closing stock price on that date of $18.80.
(2) The realized value of Ms. Funk’s award reflects the vesting of 4,500 restricted stock units on
March 25, 2023, with a closing stock price on that date of $18.80.
(3) The realized value of Mr Peters’ award reflects the vesting of 5,300 restricted stock units on
March 25, 2023, with a closing stock price on that date of $18.80.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information concerning the benefits to which each NEO is entitled under the Deferred Compensation Plan as of December 31, 2023.

Name	Executive Contributions in 2023(1)	Registrant Contributions in 2023	Aggregate Earnings in 2023(2)	Aggregate Withdrawals/ Distributions in 2022	Aggregate Balance at December 31, 2023(3)
David D. Nelson	$154,200	$—	$40,053	$—	$598,216
Jane M. Funk	54,000	—	6,628	—	103,025
Harlee N. Olafson	—	—	—	—	—
Brad L. Winterbottom	—	—	—	—	—
Bradley P. Peters	50,000	—	15,460	—	229,562

(1) The amounts reflected in the “Executive Contributions in 2023” column consists of employee compensation deferrals of 2022 annual bonuses paid in 2023 and were included in the 2022 Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.
(2)    The amounts reflected in the “Aggregate Earnings in 2023” column consists of interest credited annually at a rate equal to the prime rate determined annually on each January 1. The above-market portion of this interest in 2023 is reported for each officer in the Summary Compensation Table. The above-market portion is the amount of interest that exceeds 120 percent of the applicable federal long-term rate, compounding (as prescribed under Section 1274(d) of the Internal Revenue Code) at a rate that corresponds most closely to the rate established under the deferred compensation plan.
(3)    Of the aggregate balance, the following amounts were reported as compensation in the Summary Compensation Table in prior years; $389,829 (Mr. Nelson), $426 (Ms. Funk) and $33,593 (Mr. Peters). In addition, prior to becoming an NEO, the following contributions and earnings are included in the aggregate balance; $41,097 (Ms. Funk) and $125,194 (Mr. Peters).

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POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

Each of our NEOs is party to an employment agreement with the Company and West Bank pursuant to which the NEO is entitled to a minimum annual salary and participation in our annual incentive plan and other benefit plans.

The table below sets forth the estimated amount of compensation payable to each of our NEOs upon termination of such NEO’s employment in the event of (i) the NEO’s disability or death, (ii) termination by the Company without cause or by the officer for good reason, in each case other than in connection with a change in control or (iii) termination by the Company without cause or by the NEO for good reason, in each case during the period beginning six months before, and ending 24 months after, a change in control. The amounts shown assume the termination was effective as of December 31, 2023, and that the price of Company stock as of termination was the closing price of $21.20 on December 29, 2023 (the last trading day of the year). The value of the Performance RSUs included in the “Acceleration of Stock Awards” rows is reported at maximum performance. The actual amounts to be paid can be determined only following the NEO’s termination. We do not provide any benefits to our NEOs solely as a result of a change in control (no single-trigger benefits).

Name	Type of Payment	Payments Upon Disability or Death	Payments Upon Termination by the Company without Cause or by the Executive for Good Reason- No Change in Control	Payments Upon Termination by the Company without Cause or by the Executive for Good Reason-Change in Control
David D. Nelson	Cash Severance	$—	$1,792,976	$2,689,464
	Continuation of Insurance Benefits	—	48,474	48,474
	Acceleration of Stock Awards	1,091,800	—	1,091,800
	Total	$1,091,800	$1,841,450	$3,829,738

Jane M. Funk	Cash Severance	$—	$455,637	$911,274
	Continuation of Insurance Benefits	—	32,316	48,474
	Acceleration of Stock Awards	686,880	—	686,880
	Total	$686,880	$487,953	$1,646,628

Harlee N. Olafson	Cash Severance	$—	$553,048	$1,106,096
	Continuation of Insurance Benefits	—	32,316	48,474
	Acceleration of Stock Awards	1,049,400	—	1,049,400
	Total	$1,049,400	$585,364	$2,203,970

Brad L. Winterbottom	Cash Severance	$—	$553,048	$1,106,096
	Continuation of Insurance Benefits	—	32,316	48,474
	Acceleration of Stock Awards	1,049,400	—	1,049,400
	Total	$1,049,400	$585,364	$2,203,970

Bradley P. Peters	Cash Severance	$—	$476,827	$953,655
	Continuation of Insurance Benefits	—	32,316	48,474
	Acceleration of Stock Awards	748,360	—	748,360
	Total	$748,360	$509,143	$1,750,489

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TERMINATION AND CHANGE IN CONTROL BENEFITS UNDER EMPLOYMENT AGREEMENT WITH MR. NELSON

The Company is a party to an employment agreement with Mr. Nelson, with an effective date of July 23, 2012. Under his agreement, Mr. Nelson serves as the President and Chief Executive Officer of the Company and as the Chief Executive Officer of West Bank, as well as a member of the Board of Directors of both entities. The severance benefits are contingent upon Mr. Nelson’s execution of a general release of claims against the Company.

Term	The initial term of Mr. Nelson’s agreement ended on December 31, 2015, and extended automatically for an additional year on January 1, 2015 and each January 1 thereafter and will extend on each January 1 going forward unless either party gives notice of nonrenewal.
Compensation
As of December 31, 2023, Mr. Nelson was entitled to a minimum annual salary of $590,000 pursuant to the agreement, as well as participation in the Company’s annual incentive bonus plan and the Company’s other benefit plans.

Severance	Upon the termination of Mr. Nelson’s employment by the Company without cause or by Mr. Nelson for good reason, the agreement entitles Mr. Nelson to severance payments equal to 200 percent of the sum of his base salary plus his average annual bonus for the prior three years, payable in 24 equal monthly installments following the date of termination, as well as 18 months of continued medical coverage at active employee rates.
Severance with change of control	If such termination occurs within six months prior to or two years following a change in control, Mr. Nelson will be entitled to severance payments equal to 300 percent of the sum of his base salary plus his average annual bonus for the prior three years, payable in a lump sum, as well as 18 months of continued medical coverage at active employee rates.
Non-Competition Period	24 months following the termination of his employment.
Non-Solicitation Period	24 months following the termination of his employment.

TERMINATION AND CHANGE IN CONTROL BENEFITS UNDER EMPLOYMENT AGREEMENT WITH MS. FUNK

The Company is a party to an employment agreement with Ms. Funk with an effective date of June 1, 2021. Under her agreement, Ms. Funk serves as Executive Vice President, Treasurer and Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer of West Bank. The severance benefits are contingent upon Ms. Funk’s execution of a general release of claims against the Company.

Term
The initial term of Ms. Funk’s agreement ended on December 31, 2023, and extended automatically for an additional year on January 1, 2023 and on each January 1 thereafter will extend for an additional year unless terminated in accordance with the terms of the agreement.

Compensation
As of December 31, 2023, Ms. Funk was entitled to a minimum annual salary of $325,000 pursuant to the agreement, as well as participation in the Company’s annual incentive bonus plan and the Company’s other benefit plans.

Severance
Upon a termination of Ms. Funk’s employment by the Company without cause or by the executive for good reason, the agreement entitles the executive to severance payments equal to 100 percent of the sum of her base salary plus her average annual bonus for the prior three years, payable in 12 equal monthly installments following the date of termination, as well as 12 months of continued medical coverage at active employee rates.

Severance with change of control
If such termination occurs within six months prior to or two years following a change in control, the executive will be entitled to severance payments equal to 200 percent of the sum of her base salary plus her average annual bonus for the prior three years, payable in a lump sum, as well as 18 months of continued medical coverage at active employee rates.

Non-Competition Period	12 months following the termination of her employment.
Non-Solicitation Period	24 months following the termination of her employment.
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TERMINATION AND CHANGE IN CONTROL BENEFITS UNDER EMPLOYMENT AGREEMENTS WITH
MESSRS. OLAFSON AND WINTERBOTTOM

The Company is a party to employment agreements with each of Messrs. Olafson and Winterbottom, with effective dates of July 23, 2012. Under their respective agreements, Mr. Olafson serves as Executive Vice President and Chief Risk Officer of the Company and West Bank, and Mr. Winterbottom serves as Executive Vice President of the Company and President of West Bank. Each individual serves as a member of the Board of Directors of West Bank. The severance benefits are contingent upon the respective executive’s execution of a general release of claims against the Company.

Term
The initial term under each agreement ended on December 31, 2014, and extended automatically for an additional year on January 1, 2014 and each January 1 thereafter and will extend on each January 1 going forward unless either party gives notice of nonrenewal.

Compensation
As of December 31, 2023, Messrs. Olafson and Winterbottom were each entitled to a minimum annual salary of $375,000 pursuant to their agreements, as well as participation in the Company’s annual incentive bonus plan and the Company’s other benefit plans.

Severance
Upon a termination of the respective executive’s employment by the Company without cause or by the executive for good reason, the agreement entitles the executive to severance payments equal to 100 percent of the sum of his base salary plus his average annual bonus for the prior three years, payable in 12 equal monthly installments following the date of termination, as well as 12 months of continued medical coverage at active employee rates.

Severance with change of control
 If such termination occurs within six months prior to or two years following a change in control, the executive will be entitled to severance payments equal to 200 percent of the sum of his base salary plus his average annual bonus for the prior three years, payable in a lump sum, as well as 18 months of continued medical coverage at active employee rates.

Non-Competition Period	12 months following the termination of the respective executive’s employment.
Non-Solicitation Period	24 months following the termination of the respective executive’s employment.

TERMINATION AND CHANGE IN CONTROL BENEFITS UNDER EMPLOYMENT AGREEMENT WITH MR. PETERS

The Company is a party to an employment agreement with Mr. Peters, with an effective date of April 29, 2021. Under his agreement, Mr. Peters serves as Executive Vice President of the Company and Executive Vice President and Minnesota Group President of West Bank. The severance benefits are contingent upon Mr. Peters’ execution of a general release of claims against the Company.

Term
The initial term of Mr. Peter’s agreement ended on December 31, 2023, and extended automatically for an additional year on January 1, 2023 and on each January 1 thereafter will extend for an additional year unless terminated in accordance with the terms of the agreement.

Compensation
As of December 31, 2023, Mr. Peters was entitled to a minimum annual salary of $325,000 pursuant to the agreement, as well as participation in the Company’s annual incentive bonus plan and the Company’s other benefit plans.

Severance
Upon a termination of Mr. Peters’ employment by the Company without cause or by the executive for good reason, the agreement entitles the executive to severance payments equal to 100 percent of the sum of his base salary plus his average annual bonus for the prior three years, payable in 12 equal monthly installments following the date of termination, as well as 12 months of continued medical coverage at active employee rates.

Severance with change of control
If such termination occurs within six months prior to or two years following a change in control, the executive will be entitled to severance payments equal to 200 percent of the sum of his base salary plus his average annual bonus for the prior three years, payable in a lump sum, as well as 18 months of continued medical coverage at active employee rates.

Non-Competition Period	12 months following the termination of his employment.
Non-Solicitation Period	24 months following the termination of his employment.

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TERMINATION AND CHANGE IN CONTROL BENEFITS UNDER 2017 AND 2021 EQUITY INCENTIVE PLANS

All awards under the 2017 Equity Plan and the 2021 Equity Plan then held by the participant will become fully vested immediately if (i) such plans and their respective award agreements are not fully assumed in a change in control, or (ii) such plans and their respective award agreements are fully assumed in the change in control and the participant is terminated by the Company or a subsidiary without cause or the participant resigns for good reason.

Further, under the 2017 Equity Plan and the 2021 Equity Plan, all RSUs generally will become fully vested upon the participant’s termination of service due to the participant’s disability or death. In the event that the participant retires (as defined under each plan), the outstanding RSUs will continue to vest as scheduled provided that the participant signs a release and waiver and does not compete with the Company.

Under the 2021 Equity Plan, with respect to the Performance RSUs granted to our NEOs in 2021 and thereafter, the awards will vest immediately in connection with a change in control based upon the greater of actual performance through the date of a change in control or target level performance without proration.

TERMINATION UNDER DEFERRED COMPENSATION PLAN

In the event of a change in control of the Company or the participant’s separation from service due to death or disability, amounts deferred by a participant will be distributed in a lump sum, and Company contributions, if any, will be distributed in accordance with the participant’s elections.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of our median employee’s annual total compensation and the annual total compensation of Mr. Nelson, our President and CEO (the “Pay Ratio”) as of December 31, 2023. The Pay Ratio, as set forth below, is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We identified our median employee as of December 31, 2021, excluding Mr. Nelson, using a measure of “total cash compensation,” which is defined as the sum of base salary, bonus, incentives, holiday, paid time off and overtime pay, as reflected in our payroll records. We believe this is a reasonable measure of total compensation. Our employee population consisted of 181 employees as of December 31, 2021. This population includes all full-time and part-time employees. We annualized the compensation of employees who were hired during 2021, based on the portion of the year for which they were employed. No full-time equivalent adjustments were made for part-time employees. Since we do not widely distribute annual equity awards to our employees, such awards were excluded from our compensation measure for identifying our median employee.

To calculate the 2023 ratio of compensation of our median employee to that of Mr. Nelson, we calculated the median employee’s annual total compensation consistent with the calculation of Mr. Nelson’s annual total compensation as reported for 2023 in the “Total” column of the Summary Compensation Table included in this proxy statement. This includes total cash compensation as described above as well as Company matching and discretionary contributions to participants in our 401(k) retirement plan and equity awards, as applicable. The annual total compensation for the median employee was $75,462. Mr. Nelson’s total compensation was $1,303,388. The Pay Ratio of Mr. Nelson’s annual total compensation to the annual total compensation of the identified median employee for 2023 was approximately 17.3 to 1.

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PAY VERSUS PERFORMANCE

In August 2022, the SEC adopted final rules (the “Final Rules”) implementing Section 14(i) (“Section 14(i)”) of the Exchange Act, as added by Section 953(a) of the Dodd-Frank Act. The Final Rules and Section 14(i) require registrants to disclose the relationship between executive compensation registrants actually paid and the financial performance of the registrants. In accordance with the Final Rules and Section 14(i), the following tabular and graphical disclosures set forth the relationship between the compensation actually paid to our NEOs and our financial performance.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(1)(5)	Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs(5)	Total Stockholder Return	Peer Group Total Stockholder Return(6)	Net Income (in thousands)	Return On Average Equity
2023	$1,303,388	$1,128,618	$790,259(2)	$662,863(2)	98.38	100.08	$24,137	11.42%
2022	1,262,648	1,060,570	905,793(2)	764,704(2)	112.28	98.03	46,399	20.71
2021	1,024,797	1,623,245	765,149(3)	1,269,978(3)	131.21	113.59	49,607	20.33
2020	967,524	725,866	731,858(4)	490,200(4)	78.82	85.98	32,712	14.49

(1) The CEO in 2023, 2022, 2021 and 2020 was Mr. Nelson.
(2) Non-CEO NEOs in 2023 and 2022 were Messrs. Olafson, Winterbottom and Peters and Ms. Funk.
(3) Non-CEO NEOs in 2021 were Messrs. Gulling, Olafson, Winterbottom and Peters.
(4) Non-CEO NEOs in 2020 were Messrs. Gulling, Olafson and Winterbottom.
(5) See the table immediately following these footnotes for a reconciliation of the Summary Compensation Table compensation and the Compensation Actually Paid to the CEO and Non-CEO NEOs.
(6) The peer group consists of the S&P U.S. BMI Banks - Midwest Region Index.

The following table reconciles the Summary Compensation Table compensation to the Compensation Actually Paid (“CAP”) in the above table.

	CEO				Non-CEO NEOs
Year	2020	2021	2022	2023	2020	2021	2022	2023
Summary Compensation Table Total Compensation	$967,524	$1,024,797	$1,262,648	$1,303,388	$731,858	$765,149	$905,793	$790,259
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	(188,198)	(257,325)	(395,589)	(288,788)	(188,198)	(235,881)	(348,532)	(254,813)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	261,150	407,213	319,725	297,160	261,150	377,761	287,753	262,200
+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	(178,260)	361,410	(151,725)	(119,715)	(178,260)	294,169	(104,453)	(92,717)
+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied during Fiscal Year	(136,350)	87,150	25,511	(63,427)	(136,350)	68,780	24,143	(42,066)
Compensation Actually Paid	$725,866	$1,623,245	$1,060,570	$1,128,618	$490,200	$1,269,978	$764,704	$662,863

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Pay Versus TSR 2020-2023
Compensation Actually Paid
1,800,000
1,600,000
1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
200,000
0
Indexed Total Stockholder Return
140
120
100
80
60
40
20
0
2020
2021
2022
2023
CAP to CEO
Avg. CAP to Non-CEO NEOs
Company TSR
Peer TSR

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The most important financial performance measures used by the Company in setting compensation for the CEO and all non-CEO NEOs for 2023 are listed in the table below.

Most Important Financial Performance Measures for Determining NEO Pay
•Return on average equity
•Efficiency ratio
•Nonperforming assets to total assets ratio
•Net income

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Steven K. Gaer, Sean P. McMurray and Steven T. Schuler. No Compensation Committee members have been officers or employees of the Company or West Bank. No NEO of the Company served as a director or member of the compensation committee of any other entity whose executive officers served as a member of our Board or a member of the Compensation Committee.
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PROPOSAL 2	APPROVE THE 2023 COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
✓
The Board recommends a vote “FOR” approval of the 2023 compensation of the named executive officers. Properly executed proxies on the accompanying proxy card will be voted “FOR” approval of the 2023 compensation of the named executive officers unless contrary instructions are given.

Section 14A of the Exchange Act requires the Company to conduct an advisory stockholder vote to approve the compensation of NEOs. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to endorse or not endorse the Company’s pay program for its NEOs. We currently hold our say-on-pay vote every year. The Company is requesting stockholder approval, on an advisory basis, of the compensation of the Company’s NEOs for 2023 as listed in the Summary Compensation Table, appearing in the “Executive Compensation” section in this proxy statement, and as described in more detail in this proxy statement. The Company believes that its executive compensation programs, as explained in the “Executive Compensation” section of this proxy statement, are straightforward and reasonable. As explained, the general objectives of, and important factors for, the Company’s executive compensation program include significant emphasis on the long-term success of the Company through long-term performance of its executives. Stockholders are urged to carefully read the “Executive Compensation” section of this proxy statement, as well as the Summary Compensation Table and narrative disclosures that describe the compensation of our NEOs in 2023. The Board has previously approved the 2023 compensation.

The following resolution is submitted for stockholder approval:

“RESOLVED, that West Bancorporation, Inc.’s stockholders approve, on an advisory basis, its executive compensation as described in the section captioned ‘Executive Compensation’ and the tabular disclosure regarding named executive officer compensation contained in the West Bancorporation Inc. proxy statement dated March 5, 2024.”

Approval of this resolution requires that the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” such proposal. In tabulating the votes, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote. While this say-on-pay vote is required, as provided in Section 14A of the Exchange Act, it is not binding on the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee will take into account the outcome of the votes when considering future compensation arrangements.

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PROPOSAL 3	APPROVE THE FREQUENCY OF THE NONBINDING VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.
	✓	The Board recommends a vote “FOR” the ONE YEAR frequency when voting on this proposal. Properly executed proxies on the accompanying proxy card will be voted “FOR” approval of one-year frequency unless contrary instructions are given.

Section 14A of the Exchange Act requires the Company to conduct an advisory stockholder vote to approve the frequency with which our stockholders will vote on the compensation of NEOs, such as the one contained in Proposal 2, above, in future years. Stockholders are provided with the option of selecting a frequency of every year, every two years, or every three years, or they may abstain from the vote.

Section 14A of the Exchange Act requires the Company to hold an advisory vote on the frequency of say-on-pay votes at least once every six years. The next such vote on the frequency of say-on-pay advisory votes will be held at the 2030 annual meeting.

The Board is recommending that future stockholder say-on-pay votes continue to be conducted annually as is the current practice. The Board values and encourages constructive input from our stockholders regarding the Company’s compensation philosophy, policies and practices, and believes it is important that such policies and practices are aligned with the best interests of our stockholders. An annual say-on-pay vote will provide the Board and the Compensation Committee with useful information on stockholder sentiment about these important matters on the most frequent and consistent basis.

Although the Board recommends a say-on-pay vote annually, stockholders are not voting to approve the Board’s recommendation. Rather, Stockholders are being asked to vote on the following:

“RESOLVED, that West Bancorporation, Inc.’s stockholders determine, on an advisory basis, that the frequency with which the stockholders shall have an advisory vote on the compensation of the named executive officers contained in the West Bancorporation Inc. proxy statement dated March 5, 2024 shall be [every year] [every two years] [every three years].”

The choice which received the highest number of votes will be deemed the choice of the stockholders. In tabulating the votes, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote. While this advisory vote is required, as provided in Section 14A of the Exchange Act, it is not binding on the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee will take into account the outcome of the votes when considering future compensation arrangements.

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PROPOSAL 4	APPROVE AN AMENDMENT TO THE WEST BANCORPORATION, INC. 2021 EQUITY INCENTIVE PLAN.
	✓	The Board recommends a vote “FOR” approval of an amendment to the West Bancorporation, Inc. 2021 Equity Incentive Plan. Properly executed proxies on the accompanying proxy card will be voted “FOR” approval of an amendment to the 2021 Equity Plan unless contrary instructions are given.

Our Board adopted, and our stockholders approved, the West Bancorporation, Inc. 2021 Incentive Plan (the “2021 Equity Plan”) to promote the long-term financial success of the Company and its subsidiaries by attracting and retaining key employees and other individuals. We are submitting an amendment to the 2021 Equity Plan to our stockholders at this time solely to increase the total number of shares of the Company’s common stock reserved for issuance under the 2021 Equity Plan by 550,000 shares (the “Plan Amendment”). The Board believes that the approval of the Plan Amendment is in the best interests of the Company and its stockholders.

The Plan Amendment, which would provide for 550,000 additional shares reserved for issuance under the 2021 Equity Plan, was approved by our Board of Directors on February 21, 2024, subject to stockholder approval of this proposal at the Annual Meeting. The additional shares would increase the total share reserve under the 2021 Equity Plan from 625,000 shares to 1,175,000 shares. A copy of the Plan Amendment is attached hereto as Appendix A. Of the original 625,000 shares available for issuance under the 2021 Equity Plan, there are approximately 266,963 shares remaining for issuance under the 2021 Equity Plan. The Plan Amendment is intended to provide continued flexibility to the Company in its ability to motivate, attract and retain the services of directors, officers and employees whose judgement, interest and talents are integral to successfully conducting the Company’s operations. The Company has historically been prudent in its usage of shares available for issuance under the 2021 Equity Plan, as described further below under “Grant Practices and Key Data”. Furthermore, the Plan Amendment represents the first time since 2021 that the Company has asked stockholders to approve an increase to the number of shares reserved for issuance as equity compensation, and we expect these additional shares will cover our needs for years to come, assuming no strategic transactions or similar acquisitions that increase the size of our organization and the number of our equity-eligible employees.

Adoption of this proposal requires the affirmative vote of a majority of the shares of the Company’s common stock represented, in person by attending the Annual Meeting via webcast or by proxy, and entitled to vote on the matter at the Annual Meeting. An abstention will count as a vote “AGAINST” the proposal, because an abstention represents a share entitled to vote and thus is included in the denominator in determining the percentage approved. Broker non-votes will have no effect on the proposal because they are not “entitled to vote” on this matter. If the Plan Amendment is not approved by our stockholders at the Annual Meeting, it will not be adopted and the Company will continue to operate under the 2021 Equity Plan until no more shares remain available for issuance, at which time the Company believes that higher cash compensation may be required to attract and retain key employees and other individuals, which would reduce alignment with stockholder interests.

A summary of the material provisions of the 2021 Equity Plan is set forth below.

2021 Equity Incentive Plan, as Amended

In determining the number of shares of the Company’s common stock to be authorized under the 2021 Equity Plan, the Board considered the effects of our size, number of outstanding shares of the Company’s common stock and employee headcount, and the Board believes that an increase in the share reserve of 550,000 shares, to a total of 1,175,000 shares, is appropriate. The Compensation Committee engaged McLagan to assist in determining the appropriate number of shares to reserve under the 2021 Equity Plan (discussed more fully below under Important Considerations).

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Stockholder Approval; Best Practices

The 2021 Equity Plan previously approved by our stockholders in 2021 reflects current practices in equity incentive plans that we consider best practices, such as:

•Independent Oversight. The 2021 Equity Plan is administered by the Compensation Committee of the Board, which is comprised of independent members of our Board.
•Double Trigger Change in Control Provisions. The change in control provisions under the 2021 Equity Plan provide for acceleration of vesting of time vested awards in the event of a change in control only if the 2021 Equity Plan does not become an obligation of the successor entity or the participant incurs a termination of service without cause or for good reason following the change in control. Performance vested awards will vest based upon the greater of target performance or the Company performance through the date of the change in control.
•No Evergreen Feature. The number of authorized shares under the 2021 Equity Plan was fixed at 625,000. The Plan Amendment would increase the total share reserve to 1,175,000 shares. The 2021 Equity Plan does not include an “evergreen” feature that would cause the number of authorized shares to automatically increase in future years.
•Conservative Share Reuse Provision. Shares subject to an award under the 2021 Equity Plan will not be available for reuse if such shares are delivered or withheld to satisfy any tax withholding obligation, or not issued upon the settlement of an award.
•Minimum Vesting Periods. Stock awards that are vested solely based on continued service, must have a vesting period of at least one year, with the exception that up to 5 percent of the share reserve may have a shorter vesting period.
•Dividends Subject to Vesting. Dividend payments or dividend equivalent payments on shares subject to outstanding awards may only be distributed upon the vesting of the underlying award.
•Clawback Policy Implementation. All awards under the 2021 Equity Plan will be subject to any applicable law respecting recapture of compensation or the Company’s newly adopted clawback policy, as may be in effect from time to time.
•Forfeiture Provisions. Upon a breach of a restrictive covenant, participants forfeit all outstanding awards (whether vested or unvested) and must repay to the Company any shares or profits realized, within one year prior to the participant’s termination of service and thereafter, from the subsequent disposition of shares received in connection with the 2021 Equity Plan.
•Multiple Award Types. The 2021 Equity Plan permits the issuance of restricted stock units, restricted stock and other types of full value equity grants, subject to the share limits of the Plan. This breadth of award types will enable the Compensation Committee to tailor awards in light of the accounting, tax and other standards applicable at the time of grant. Historically, these standards have changed over time.

Important Considerations

We have adopted and are recommending that our stockholders approve the Plan Amendment increasing the number of shares reserved under the 2021 Equity Plan because we believe the design of the plan and the number of shares reserved for issuance are consistent with the interests of our stockholders and good corporate governance practices. In approving the Plan Amendment, subject to stockholder approval, our Compensation Committee and Board of Directors considered the following:

•Burn Rate; Longevity of Authorized Shares. Burn rate, which is a measure of the annual rate at which companies use (or burn) shares available for grant in their equity compensation plans, is an important factor for stockholders concerned about dilution. The burn rate is defined in terms of the gross number of equity awards granted during a calendar year divided by the weighted average number of shares of common stock outstanding during the year. We believe our current three-year average burn rate of 1.00 percent should be viewed favorably by our stockholders. We do not anticipate a significant increase in our average burn rate going forward.

West Bancorporation Burn Rate	2023	2022	2021
RSU Awards Granted	175,680	169,357	156,000
Weighted Average Common Shares Outstanding	16,704,284	16,620,117	16,534,237
Annual Burn Rate:	1.05%	1.02%	0.94%
3 Year Average Burn Rate	1.00%

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•Overhang. Overhang is another measure that is sometimes used to assess the aggregate dilutive impact of equity programs such as the 2021 Equity Plan. Overhang indicates the amount by which existing stockholder ownership would be diluted if the shares authorized for issuance under the 2021 Equity Plan, including the Plan Amendment (1,175,000), coupled with the shares subject to outstanding awards, were issued. The estimated overhang as of the stockholder meeting date of April 25, 2024, taking into account the Plan Amendment and currently outstanding awards that will vest and settle prior to such date, would be approximately 6.78 percent, as shown in the table below. We believe this level of overhang should be viewed favorably by our stockholders as it is below the median level for our industry and the median level for our peer group.

(A)	Shares available under the 2021 Equity Plan, including the Plan Amendment	672,463
(B)	Shares underlying outstanding awards	623,980
(C)	Less: Outstanding awards scheduled to vest prior to April 25, 2024	(152,400)
(D)	Adjusted Shares underlying outstanding awards as of April 25, 2024	471,580
(E)	Total Shares authorized or outstanding as of April 25, 2024 (A+D)	1,144,043
(F)	Total Shares outstanding (est. as of April 25, 2024)	16,885,975
(G)	Overhang (E divided by F)	6.78%

General

The 2021 Equity Plan was adopted by our Board to promote the growth, profitability and long-term financial success of the Company, to provide a means to incentivize officers, other employees and non-employee directors to achieve long-term corporate objectives and to attract, retain, and award such individuals who can and do contribute to such success, to further align the interests of such individuals with those of the Company’s stockholders, and to provide such individuals with an opportunity to acquire shares of the Company’s common stock. The 2021 Equity Plan will be administered by the Compensation Committee, which has the authority to select award recipients from the eligible participants, determine the types of awards to be granted, and determine the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards.

The 2021 Equity Plan incorporates a broad variety of cash-based and equity-based incentive compensation elements to provide the Compensation Committee with significant flexibility to appropriately address the requirements and limitations of applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the 2021 Equity Plan and stockholder interests.

Subject to permitted adjustments for certain corporate transactions, the maximum number of shares that may be delivered to participants, or their beneficiaries, under the 2021 Equity Plan, including the Plan Amendment, is 1,175,000 shares of the Company’s common stock. To the extent that any shares of stock covered by an award (including stock awards) under the 2021 Equity Plan expire or are not delivered for any reason, including because the award is forfeited, cancelled, or settled in cash, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the 2021 Equity Plan. Additionally, shares that are tendered to, or withheld by, the Company to satisfy any tax withholding obligations will be deemed to have been delivered for purposes of these limitations.

The 2021 Equity Plan’s effective date was April 29, 2021. The Plan Amendment effective date will be April 25, 2024, subject to approval by stockholders. The 2021 Equity Plan will continue in effect as long as any awards are outstanding; provided, however, that no awards may be granted under the 2021 Equity Plan after the ten-year anniversary of the effective date. Any awards that are outstanding after the tenth anniversary of the effective date shall remain subject to the terms of the 2021 Equity Plan.

The maximum number of shares that may be subject to share-based awards which may be granted to any one director participant during any calendar year shall not exceed 10,000 shares. The foregoing limitations with respect to directors will not apply to cash-based director fees that the director elects to receive in the form of shares or share based units equal in value to the cash-based director fees. Director participants are not eligible to receive cash based incentive awards under the 2021 Equity Plan.

The Compensation Committee may use shares of stock available under the 2021 Equity Plan as the form of payment for grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.

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In the event of a corporate transaction involving the stock of the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other similar event which the Committee determines affects the stock such that an adjustment is appropriate to prevent the enlargement or dilution of rights), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event; provided, however, that the Compensation Committee may adjust awards, or prevent the automatic adjustment of awards, to preserve the benefits or potential benefits of the awards.

Except as provided by the Compensation Committee, awards granted under the 2021 Equity Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution or pursuant to a domestic relations order. The Compensation Committee has the discretion to permit the transfer of awards under the 2021 Equity Plan; provided, however, that such transfers shall be limited to immediate family members of participants, trusts, partnerships, limited liability companies and other entities established for the primary benefit of such family members or to charitable organizations, and as long as such transfers are made without value to the participant and are not made to any third-party financial institution.

If the right to become vested in an award granted under the 2021 Equity Plan to a participant is conditioned on the completion of a specified period of service with the Company or a subsidiary, without achievement of performance measures or other performance conditions being required as a condition of vesting, and without being granted instead of or in exchange for other compensation or awards, then the required period of service for full vesting must be at least one year. This minimum required period of service for full vesting does not apply to stock awards granted to director participants where the aggregate of such grants does not exceed five percent of the total share reserve under the 2021 Equity Plan.

The Compensation Committee may provide a participant with the right to receive dividend payments or dividend equivalent payments on shares subject to outstanding awards provided that such dividend payments or dividend equivalent payments will be withheld or accrued by the Company and only distributed upon the release of restrictions subject to the underlying award. If the underlying award is forfeited, the participant will have no rights to such dividend payments or dividend equivalent payments.

Eligibility

Selected employees and directors of the Company or its subsidiaries are eligible to become participants in the 2021 Equity Plan. The Compensation Committee will determine the specific individuals who will be granted awards under the 2021 Equity Plan and the type and amount of any such awards.

Stock Awards

A stock award is a grant of shares of the Company’s common stock or a right to receive shares of the Company’s common stock, an equivalent amount of cash or a combination thereof in the future. Such awards may include, but are not be limited to, bonus shares, stock units, performance shares, performance units, restricted stock, restricted stock units or any other equity-based award as determined by the Compensation Committee. The specific performance measures, performance objectives or period of service requirements are set by the Compensation Committee in its discretion.

Cash Incentive Awards

A cash incentive award is the grant of a right to receive a payment of cash, or the Company’s common stock having a value equivalent to the cash otherwise payable, determined on an individual basis or as an allocation of an incentive pool that is contingent on the achievement of performance objectives established by the Compensation Committee. The Compensation Committee may grant cash incentive awards that may be contingent on achievement of a participant’s performance objectives over a specified period established by the Compensation Committee. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Compensation Committee.

Acceleration

Any awards granted under the 2021 Equity Plan may be subject to acceleration of vesting, to the extent permitted by the Compensation Committee.

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Forfeiture

Unless specifically provided to the contrary in the applicable award agreement, if a participant’s service is terminated for cause, any outstanding award held by such participant (whether vested or unvested) will be forfeited immediately and such participant will have no further rights under the award.

Further, except as otherwise provided by the Compensation Committee, if a participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant in any agreement between the participant and the Company or a subsidiary, whether before or after the participant’s termination of service, the participant will forfeit or pay the following to the Company:

•all outstanding awards granted to the participant under the 2021 Equity Plan, including awards that have become vested;
•any shares held by the participant in connection with the 2021 Equity Plan that were acquired after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service; and
•the profit realized by the participant from the sale or other disposition of any shares received by the participant in connection with the 2021 Equity Plan after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service, where such sale or disposition occurs in such similar time period.

Change in Control

Unless otherwise provided in an award agreement, upon the occurrence of a change in control, all awards will become fully earned and vested immediately if (i) the 2021 Equity Plan is not an obligation of the successor entity following a change in control or (ii) the 2021 Equity Plan is an obligation of the successor entity following a change in control and the participant incurs a termination of service without cause or for good reason following the change in control. Performance vested awards will vest at the time of the change in control based upon the greater of target performance or the Company’s performance through the date of the change in control.

For purposes of the 2021 Equity Plan, a “change in control” generally will be deemed to occur when (i) any person acquires the beneficial ownership of 51 percent or more of the voting stock of the Company, except that the acquisition of an interest by a benefit plan sponsored by the Company or a corporate restructuring in which another member of the Company’s controlled group acquires such an interest generally will not be a change in control for purposes of the 2021 Equity Plan, (ii) during any 12-month period, a majority of the Board members serving as of the 2021 Equity Plan’s effective date, or whose election was approved by a vote of a majority of the directors then in office, no longer serve as directors, or (iii) the Company combines or merges with another company and, immediately after the combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, 49 percent or less of the voting stock of the resulting company.

However, a change in control generally will not be deemed to occur solely because 51 percent or more of the voting stock of the Company is acquired by (i) a trustee or other fiduciary under one or more Company employee benefit plans, or (ii) any entity that is owned by the Company’s stockholders in the same proportion as their ownership of the Company’s common stock.

Further notwithstanding any provision in the foregoing definition of Change in Control to the contrary, in the event that any Award constitutes deferred compensation, and the settlement of, or distribution of benefits under such Award is to be triggered by a change in control, then such settlement or distribution shall be subject to the event also constituting a “change in control event” under Code Section 409A.

Amendment and Termination

The Board may at any time amend or terminate the 2021 Equity Plan or any award granted under the 2021 Equity Plan, provided that no amendment or termination may impair the rights of any participant without the participant’s written consent. The Board may not amend the provision of the 2021 Equity Plan to materially increase the original number of shares that may be issued under the 2021 Equity Plan (other than as provided in the 2021 Equity Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the 2021 Equity Plan, without approval of stockholders. However, the Compensation Committee may amend the 2021 Equity Plan or any award agreement at any time, retroactively or otherwise, to ensure that the 2021 Equity Plan complies with current or future law without stockholder approval, and the Compensation Committee may unilaterally amend the 2021 Equity Plan and any outstanding award, without participant consent, in order to avoid the application of, or to comply with, Section 409A of the Code, and applicable regulations and guidance thereunder.
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Clawback Policy

All awards, amounts and benefits received under the 2021 Equity Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy, as may be in effect from time to time, or any applicable law even if adopted after the 2021 Equity Plan becomes effective.

U.S. Federal Income Tax Considerations

The following is a summary of the U.S. federal income tax consequences that may arise in conjunction with participation in the 2021 Equity Plan.

Stock Awards. A participant who has been granted a stock award generally will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder generally will realize ordinary income in an amount equal to the then fair market value of those shares and the Company generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, generally will also be compensation income to the participant and the Company will be entitled to a corresponding deduction.

Cash Incentive Awards. A participant who has been granted a cash incentive award generally will not realize taxable income at the time of grant, provided that no cash is actually paid at the time of grant. Upon the payment of any cash in satisfaction of the cash incentive award, the participant generally will realize ordinary income in an amount equal to the cash award received and the Company will be entitled to a corresponding deduction.

Withholding of Taxes. The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation Committee, participants may tender cash, have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements. The shares withheld from awards may not be used to satisfy more than the individual statutory tax rate for each applicable tax jurisdiction.

Change in Control. Any acceleration of the vesting or payment of awards under the 2021 Equity Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under Section 280G of the Code, which may subject the participant to a 20 percent excise tax and preclude deduction by the Company.

Tax Advice

The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2021 Equity Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2021 Equity Plan. The Company strongly encourages participants to consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.
* * * * *
New Plan Benefits

Because the grant of awards under the 2021 Equity Plan is within the discretion of the Compensation Committee, and possibly subject to various performance factors which cannot, as yet, be determined, we cannot determine the dollar value or number of awards that will in the future be received by or allocated to any participant in the 2021 Equity Plan. No individual awards have been granted to any employee or director under the 2021 Equity Plan that are contingent on the approval of the Company’s stockholders. For information regarding awards issued to the Company’s named executive officers during 2023, please see the 2023 Summary Compensation Table in the Executive Compensation section of this proxy statement.

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EQUITY COMPENSATION PLANS

The following table sets forth information regarding the Company’s equity compensation plans as of December 31, 2023.

	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weight-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by stockholders (1)	479,480	—	266,963(2)
Equity compensation plans not approved by stockholders	—	—	—
Total	479,480	—	266,963

(1) Includes the West Bancorporation, Inc. Equity Incentive Plan approved by stockholders on April 27, 2017 and the West Bancorporation, Inc. 2021 Equity Incentive Plan approved by stockholders on April 29, 2021.
(2) Reflects the number of shares available for issuance under the West Bancorporation, Inc. 2021 Equity Incentive Plan as nonqualified and incentive stock options, stock appreciation rights and stock awards.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

PROPOSAL 5	RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

	✓	The Board recommends a vote “FOR” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2024. Properly executed proxies on the accompanying proxy card will be voted “FOR” the ratification of the appointment of RSM US LLP as the independent registered public accounting firm for the year ending December 31, 2024, unless contrary instructions are given.

The Audit Committee of the Board has reappointed RSM, independent registered public accountants, as the Company’s independent registered public accounting firm for the year ending December 31, 2024. RSM will conduct the annual audit of the Company and its subsidiaries for 2024. RSM has served as the Company’s independent registered public accounting firm since 1998. In support of the reappointment of RSM as the Company’s independent registered public accounting firm, the Audit Committee considered the following factors:

•The firm’s independence, objectivity and professional skepticism;
•The firm’s compliance with the SEC requirement to rotate the lead engagement partner and engagement quality review partner every five years;
•Quality of services provided;
•Quality of communication and interaction with the firm;
•A review of the firm’s most recent Public Company Accounting Oversight Board (“PCAOB”) inspection report; and
•Audit and non-audit fees.

The Company is asking its stockholders to ratify the appointment of RSM as the Company’s independent registered public accounting firm for 2024. A description of the fees for services rendered by RSM for 2023 and 2022 and a description of the Company’s policy regarding the approval of independent registered public accountants’ fees are set forth in the next sub-section.

In the event the stockholders fail to ratify the appointment, the Audit Committee will consider this factor when making any future determination regarding RSM. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders. Ratification of the appointment of RSM requires that the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” such proposal. In tabulating the votes, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote.

A representative from RSM will be present at the Annual Meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

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AUDIT FEES

During the period covering the fiscal years ended December 31, 2023 and 2022, RSM performed the professional services listed in the following table.

	2023	2022
Audit fees (1)	$388,000	$335,000
Audit-related fees (2)	44,000	84,000
Tax fees (3)	5,397	12,978
All other fees (4)	—	12,345
Total	$437,397	$444,323
(1)Audit fees represent fees for professional services provided for the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements in connection with the filing of current and periodic reports and reporting on internal controls in accordance with Section 404 of the Sarbanes-Oxley Act and other statutory and regulatory filings or engagements for the fiscal years indicated.
(2)Audit-related fees represent fees for assurance and related professional services reasonably related to the audit or review of the Company’s financial statements, including professional services provided for the audit of the Company’s 401(k) retirement plan and fees related to procedures performed in conjunction with the Company’s subordinated debt offering in 2022.
(3)Tax fees represent fees for professional services related to tax compliance, which included review of tax returns, tax planning and advice, and a cost segregation study in 2022.
(4)All other fees represent fees for other services provided by RSM, including information technology services.

The Audit Committee considered whether the non-audit services provided to the Company by RSM are compatible with maintaining RSM’s independence and concluded that the independence of RSM is not compromised by the provision of such services. The Audit Committee pre-approves all audit services and permitted non-audit services, including the fees for and terms of services to be performed for the Company by its independent registered public accounting firm prior to engagement.

AUDIT COMMITTEE REPORT

The incorporation by reference of this proxy statement into any document filed with the SEC by the Company shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

The Audit Committee hereby states as follows:

•It has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2023, with management;
•It has discussed with the independent registered public accountants the matters required to be discussed by the applicable requirements of the PCAOB and the SEC;
•It has received the written disclosures and the letter from RSM required by applicable requirements of the PCAOB regarding the independent registered public accountant’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accountants, the independent registered public accountant’s independence, qualifications and performance;
•At each of its meetings, it has met with the internal auditors and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
•It has reviewed and approved or ratified all related-party transactions between the Company and its directors;
•Based on the review and discussions referred to above, it recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2023, for filing with the SEC;
•The Board has reviewed and approved the Audit Committee charter;
•It has discussed with the Company’s internal and independent registered public accountants the overall scope and plans for their respective audits; and
•It has selected RSM as the independent registered public accounting firm for 2024.

The undersigned members of the Audit Committee have submitted this report.

James W. Noyce	Steven T. Schuler, Chair	Rosemary Parson	Therese M. Vaughan
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GENERAL MATTERS

QUESTIONS AND ANSWERS

What is a proxy statement?	A proxy statement is a document required by the SEC that, among other things, explains the items on which you are asked to vote on at the Annual Meeting.

Why did I receive access to this proxy statement and proxy card?
We have made the proxy materials available to you over the internet because you were a stockholder of record of the Company at the close of business on February 16, 2024. As a stockholder of record on the Record Date, you are entitled to vote at the Annual Meeting. This proxy statement describes the matters that will be presented for consideration by the stockholders at the Annual Meeting. It also gives you information concerning those matters to assist you in making an informed decision on each matter.

If you vote pursuant to the instructions set forth in the notice and herein, you appoint the proxy holders as your representatives at the Annual Meeting. The proxy holders will vote your shares as you have instructed, thereby ensuring your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we ask that you instruct the proxies how to vote your shares in advance of the meeting just in case your plans change.

Why did I receive a notice regarding the internet availability of proxy materials instead of paper copies of the proxy materials?
We are using the SEC’s notice and access rule that allows us to furnish our proxy materials over the internet to our stockholders instead of mailing paper copies of those materials to each stockholder. As a result, beginning on or about March 5, 2024, we sent our stockholders by mail a notice containing instructions on how to (i) access our proxy materials over the internet and (ii) vote their shares of Company stock. This notice is not a proxy card and cannot be used to vote your shares. If you received a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice.

What matters will be voted on at the meeting?
You are being asked to vote on the following matters proposed by our Board:

(1)the election of 12 directors to serve on the Board until the next annual meeting of stockholders and until their successors are elected and qualified;
(2)the approval, on a nonbinding basis, of the 2023 compensation of the named executive officers, commonly known as a “say-on-pay” proposal;
(3)the approval, on a nonbinding basis, of the frequency (every one, two or three years) of the nonbinding vote to approve the compensation of the named executive officers disclosed in the proxy statement;
(4)the approval of an amendment to the West Bancorporation, Inc. 2021 Equity Incentive Plan; and
(5)the ratification of the appointment of RSM as our independent registered public accounting firm for the 2024 fiscal year.

These matters are more fully described in this proxy statement. We are not aware of any other matters that will be voted on at the Annual Meeting. However, if any other business properly comes before the meeting, the persons named as proxies for stockholders will vote on such matters in a manner they consider appropriate.

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How do I vote?
After reviewing this document, please submit your proxy using any of the voting methods indicated on the notice. You may vote by telephone, by internet, by mail if you complete, sign, date and mail the proxy card you received in the mail, if you received paper copies of the proxy materials, or in person at the Annual Meeting. By submitting your proxy, you authorize the individuals named in it to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Your vote is important. Whether or not you plan to attend the Annual Meeting, please submit your proxy card promptly in the enclosed envelope, or through the internet or via telephone by following the instructions on the proxy card.

If you sign and return your proxy card but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted “FOR” all 12 director nominees named in this proxy statement, “FOR” the approval of the say-on-pay proposal, “FOR” the approval of one-year say-on-pay vote frequency, “FOR” the approval of Plan Amendment, and “FOR” the ratification of the appointment of RSM as our independent registered public accounting firm for the 2024 fiscal year.

If you are a beneficial owner and a broker or other fiduciary is the record holder of your shares (which is usually referred to as “street name” ownership), then you received this proxy statement from the record holder of the shares that you beneficially own. The record holder should have given you instructions for directing how the record holder should vote your shares. It will then be the record holder’s responsibility to vote your shares in the manner you direct.

If you want to vote in person, please attend the Annual Meeting. We will distribute ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of a broker or other fiduciary (i.e., in street name), you will need to arrange to obtain a legal proxy from the record holder to vote in person at the meeting. Even if you plan to attend the Annual Meeting, we ask that you complete and return your proxy card or vote via the internet or by telephone in advance of the Annual Meeting in case your plans change.

If I hold shares in the name of a broker, who votes my shares?	If your broker holds your shares in its name and you have not provided voting instructions for your shares, your broker may choose to either leave your shares unvoted or vote your shares on certain “routine” matters on which the broker is deemed to have discretionary voting authority. The ratification of the appointment of a company’s independent registered public accounting firm is considered a routine matter, while the election of directors, the approval of say-on-pay proposals, the approval of say-on-pay vote frequency and amendments to an equity plan are considered non-routine matters. Thus, if you do not provide instructions to your broker as to how it should vote the shares beneficially owned by you, your broker will be able to vote on the ratification of the appointment of RSM as our independent registered public accounting firm, but will not be permitted to vote on the election of directors, the approval of the say-on-pay proposal, the say-on-pay vote frequency or the Plan Amendment. If your broker does not receive instructions from you on how to vote on a particular matter on which your broker does not have discretionary authority to vote, your broker will return the proxy to us indicating the broker does not have authority to vote on these matters. This is referred to as a “broker non-vote” with respect to the non-routine matters and may affect the outcome of the voting as described below under “What options do I have in voting on each of the proposals?” Therefore, we encourage you to provide directions to your broker as to how you want your shares voted on all matters brought before the Annual Meeting.

If I hold shares in the West Bancorporation 401(k) retirement plan, who votes my shares?	If you are a holder of stock in the Company’s 401(k) retirement plan (the “Plan”), you can direct the trustee of the Plan (the “Trustee”) how to vote the number of shares you hold in the Plan for each proposal included in this proxy statement. If you do not provide timely voting directions to the Trustee, then the Trustee shall vote the shares held for your benefit in the same proportion as those shares of stock held in the Plan for which the Trustee has received proper directions for voting.

What if I change my mind after I return my proxy?
If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close for the meeting. You may do this by:

•signing another proxy card with a later date and returning that proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717;
•timely submitting another proxy via the internet;
•timely submitting another proxy via telephone;
•sending notice to us at the address below that you are revoking your proxy; or
•voting in person at the meeting.

All written notices of revocation and other written communications with respect to revocation of proxies should be sent to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker.

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How many votes do we need to hold the Annual Meeting?
The holders of a majority of the outstanding shares of the Company entitled to vote as of the Record Date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if the stockholder either:

•has properly submitted a signed proxy card or other form of proxy (through the internet or telephone); or
•attends the Annual Meeting in person.

Shares of common stock held by stockholders abstaining from voting but otherwise present at the meeting in person or by proxy, votes withheld, and broker non-votes are included in determining whether a quorum is present. On the Record Date, there were 16,725,094 shares of common stock issued and outstanding, all of which were entitled to vote. Therefore, at least 8,362,547 shares need to be present, in person or by proxy, at the Annual Meeting to conduct business. Each share of common stock is entitled to one vote.

What happens if a director nominee is unable to stand for re-election?
The Board may, by resolution, provide for a lesser number of directors or designate a substitute director nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee at the discretion of the proxy holders. Proxies cannot be voted for more than 12 nominees. We have no reason to believe any nominee will be unable to stand for election.

What options do I have in voting on each of the proposals?
The directors are elected by a plurality of the votes cast by the shares entitled to vote, and the 12 nominees receiving the greatest number of votes cast “FOR” their election will be elected as directors of the Company. Votes withheld from any nominee, abstentions and broker “non-votes” will have no effect on the election of directors due to the fact that such elections are by a plurality of the votes cast.

The number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” such proposal to approve the say-on-pay proposal and the ratification of the appointment of RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2024. The vote on our executive compensation is advisory and is not binding on the directors of the Company. However, the Compensation Committee of the Board will consider stockholder votes in establishing our compensation plans for subsequent years.

Broker non-votes and abstentions will not be counted as votes cast, but will count for purposes of determining whether a quorum is present. So long as a quorum is present, unless stated otherwise in this proxy statement, broker non-votes and abstentions will have no effect on the outcome of the matters to be presented for a vote at the Annual Meeting.

The voting option which receives the highest number of votes will be deemed the choice of the stockholders with respect to the proposal to approve, on a nonbinding basis, the frequency of the say-on-pay vote. Abstentions and broker “non-votes” will have no effect on the result for this proposal.

Adoption of the Plan Amendment requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting, provided that a quorum is present. Abstentions will count as votes “AGAINST” the proposal, as abstentions represent a share entitled to vote. Broker non-votes will have no effect on the proposal because they are not “entitled to vote” on this matter.

Where do I find the voting results of the Annual Meeting?	We will announce preliminary voting results at the Annual Meeting. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

Who bears the cost of soliciting proxies?	The Company will bear the cost of soliciting proxies. In addition to solicitations by mail, our officers, directors or employees, without extra compensation, may solicit proxies in person, via email or by telephone. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

What is householding?	In some instances, only one notice is being delivered to two or more stockholders who share an address. The Company will promptly deliver a notice to any stockholder who makes such a request. Any stockholder who wishes to receive a separate copy of the notice in the future may notify Melissa L. Gillespie, Corporate Secretary, at 1601 22nd Street, West Des Moines, Iowa 50266, or by calling 515-222-2300. Alternatively, any stockholders sharing an address who are receiving multiple copies of the notice may also notify Ms. Gillespie to request delivery of only one copy.
YOUR VOTE IS IMPORTANT. PLEASE VOTE BY INTERNET OR TELEPHONE OR RETURN YOUR MARKED AND SIGNED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.
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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain directors of the Company have direct and indirect material interests in loans made by West Bank. All such loans were made in West Bank’s ordinary course of business, on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable loans with other persons not related to West Bank or the Company, and did not involve more than the normal risk of collectability or present other unfavorable features. None of the loans have been classified as nonaccrual, past due, troubled debt restructured or potential problem loans. The Board considered these loans when reviewing the independence of its directors and determined that such loans did not prevent the relevant directors from being able to serve as independent directors. Similarly, all certificates of deposit and depository relationships with these persons were made in the ordinary course of business and involved substantially the same terms, including interest rates, as those prevailing at the time for comparable depository relationships with persons not related to the Company or West Bank.

The Audit Committee’s charter requires the Audit Committee to review and approve all related-party transactions that must be disclosed. All transactions between the Company or its subsidiaries and any related person, including loans made by West Bank involving amounts of $120,000 or more, are reviewed to determine whether all material facts of the transaction are known to the Audit Committee, the transaction complies with known legal requirements, and the transaction is fair to the Company and West Bank. The Audit Committee completed the required review of the fiscal year 2023 related-party transactions, and all transactions were approved and ratified.

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2025 STOCKHOLDER PROPOSALS

In order for a proposal from a stockholder to be eligible for inclusion in the Company’s proxy statement and proxy card relating to the 2025 annual meeting of stockholders, the proposal from a stockholder of record eligible to vote and setting forth the information required by SEC Rule 14a-8 must be received by the Company’s Corporate Secretary not later than the close of business on the 120th day prior to the anniversary date of the mailing of this proxy statement, which is November 5, 2024. However, if the date of the 2025 annual meeting is changed by more than 30 days from April 25, 2025, the proposal must be received a reasonable time before the Company begins to print and send its proxy materials for the 2025 annual meeting in order to be eligible for inclusion in the Company’s proxy statement and proxy card. Upon timely receipt of any such proposal, the Company will determine whether to include such proposal in the proxy statement and proxy card in accordance with applicable SEC regulations governing stockholder proposals and the solicitation of proxies.

In order for a stockholder to propose other business to be considered at the 2025 annual meeting (but not included in the Company’s proxy statement) the stockholder must deliver written notice of the proposed business to the Corporate Secretary of the Company not later the close of business on than January 20, 2025, which is 45 days prior to the first anniversary date of the date stockholders received access to the proxy materials for the preceding year’s annual meeting. The notice must contain the information required in Article II, Section I of the Company’s Amended and Restated Bylaws (the “Bylaws”).

Stockholders wishing to recommend names of individuals for possible nomination to the Board may do so according to the following procedures:

1.Submit the recommendation to Ms. Gillespie, Corporate Secretary of the Company, no later than November 5, 2024, which is 120 days prior to the anniversary of this year’s proxy mailing date.
2.Prove the person making the recommendation is a Company stockholder of record who owns shares with a market value of at least $2,000 at the time the submission is provided.
3.If the person being recommended is aware of the submission, include a signed statement from such nominee so indicating.
4.If the person being recommended is not aware of the submission, include an explanation why the nominee is not aware of his or her nomination.
5.Comply with the additional requirements as described in Article III, Section 15 of the Company’s Bylaws.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the SEC’s universal proxy rules, stockholders of record entitled to vote at the 2025 annual meeting of stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice to the Company’s Corporate Secretary that sets forth the information required by SEC Rule 14a-19 and Article III, Section 15 of the Company’s Bylaws no later than the close of business on the 120th day prior to the first anniversary date of the mailing of this proxy statement, which is November 5, 2024 (unless the date of the 2025 annual meeting is changed by more than 30 days from April 25, 2025.

The written submission must be mailed or hand delivered to:

Ms. Melissa L. Gillespie
Corporate Secretary
West Bancorporation, Inc.
3330 Westown Parkway
West Des Moines, Iowa 50266

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STOCKHOLDER COMMUNICATIONS

It is the general policy of the Board that management speaks for the Company. To the extent stockholders wish to communicate with a Company representative, they may do so by contacting Ms. Jane M. Funk, Executive Vice President, Chief Financial Officer and Treasurer, 1601 22nd Street, West Des Moines, IA 50266. Ms. Funk may be reached by telephone at 515-222-2300 or by email at jfunk@westbankstrong.com.

As of April 15, 2024, the Company’s corporate headquarters will be located at 3330 Westown Parkway, West Des Moines, Iowa 50266. Any and all correspondence sent to the Company’s attention following such date should be sent to the new address.

The Company has a process for stockholders to send communications to the Board or any of its individual members. Any stockholder wishing to communicate with one or more Board members should address a written communication to Ms. Funk at the address noted above. Ms. Funk will forward all appropriate stockholder communications to the full Board or its individual members as appropriate. Ms. Funk will generally not forward communications that are primarily commercial in nature or related to an improper or irrelevant topic.

By Order of the Board of Directors,

/s/ Melissa L. Gillespie
Melissa L. Gillespie
Vice President
Corporate Secretary
Assistant General Counsel
West Bancorporation, Inc.

March 5, 2024

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EXHIBIT A

FIRST AMENDMENT OF THE
WEST BANCORPORATION, INC.
2021 EQUITY INCENTIVE PLAN

Whereas, West Bancorporation, Inc. (the “Company”) maintains the West Bancorporation, Inc. 2021 Equity Incentive Plan (the “Plan”);

Whereas, pursuant to Article 6 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan or any portion thereof at any time;

Whereas, the Board has determined that it is in the best interest of the Company to amend the Plan in order to increase the number of shares of Company stock reserved for issuance under the Plan; and

Whereas, the Board has duly authorized the undersigned officer to carry out the foregoing.

Now, Therefore, effective as of April 25, 2024, subject to approval of this First Amendment by the Company’s stockholders, the Plan be and hereby is amended in the following particulars:

1.Section 3.2(a) of the Plan shall be deleted and replaced with the following new paragraph:

Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of Shares that may be     delivered under the Plan shall be 1,175,000 Shares (all of which may be granted as full value awards). The maximum number of Shares available for delivery under the Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4. For purposes of this Section 3.2, tandem Awards shall not be double-counted, and Awards payable solely in cash shall not be counted. As of the Effective Date, no new awards will be granted under the Predecessor Plan; provided, however, for the avoidance of doubt, that all existing awards granted under such Predecessor Plan prior to the Effective Date will remain in full force and effect and will continue to be governed by the terms of the Predecessor Plan and the award agreements thereunder.

2. In all other respects the Plan shall remain in full force and effect.

In Witness Whereof, the Company has caused this First Amendment to be executed by its duly authorized officer this 21st day of February, 2024.

WEST BANCORPORATION, INC.

______________________________

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Meeting, Proxy Statement, Proxy Card, Annual Report and Form 10-K/A are available at
ir.westbankstrong.com/sec-filings/documents/default.aspx

WEST BANCORPORATION, INC.
Annual Meeting of Stockholders
April 25, 2024 4:00 PM Central Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints James W. Noyce and David D. Nelson, or either of them, as the undersigned’s attorneys and proxies, with full power of substitution, to vote all shares of common stock of West Bancorporation, Inc. which the undersigned is entitled to vote as of the close of business on the record date, February 16, 2024, as fully as the undersigned could do if personally present at the Annual Meeting of Stockholders of said corporation to be held at the Company’s headquarters located at 3330 Westown Parkway, West Des Moines, Iowa, 50266 on Thursday, April 25, 2024, at 4:00 p.m. Central time, and any and all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Proxy Statement Table of Contents
Continued and to be signed on the reverse side

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 24, 2024 for shares held directly and by 11:59 p.m. Eastern Time on April 22, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 24, 2024 for shares held directly and by 11:59 p.m. Eastern Time on April 22, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WEST BANCORPORATION, INC.
The Board of Directors recommends you vote FOR ALL the following:				The Board of Directors recommends that you vote FOR proposals 2, 4 & 5.			For	Against	Abstain
				2. To approve, on a nonbinding basis, the 2023 compensation of the named executive officers disclosed in the proxy statement.			☐	☐	☐
1.	Election of Directors
	Nominees:	For	Withhold	The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 Year	2 Years	3 Years	Abstain
1a.	Patrick J. Donovan	☐	☐	3. To approve, on a nonbinding basis, the frequency (every one, two or three years) of the nonbinding vote to approve the compensation of the named executive officers disclosed in the proxy statement.		☐	☐	☐	☐
1b.	Lisa J. Elming	☐	☐
1c.	Steven K. Gaer	☐	☐				For	Against	Abstain
1d.	Douglas R. Gulling	☐	☐	4. To approve an amendment to the West Bancorporation, Inc. 2021 Equity Incentive Plan.			☐	☐	☐
1e.	Sean P. McMurray	☐	☐
1f.	George D. Milligan	☐	☐	5. To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2024.			☐	☐	☐
1g.	David D. Nelson	☐	☐
1h.	James W. Noyce	☐	☐	Such other business as may properly come before the meeting or any adjournment thereof.
1i.	Rosemary Parson	☐	☐
1j.	Steven T. Schuler	☐	☐	This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s).
1k.	Therese M. Vaughan	☐	☐
1l.	Philip Jason Worth	☐	☐	If this proxy is signed and dated but no direction is given for a particular matter, this proxy will be voted (1) FOR THE ELECTION OF ALL OF THE NOMINEES LISTED IN PROPOSAL 1; (2) FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS IN PROPOSAL 2; (3) FOR THE ONE YEAR FREQUENCY IN PROPOSAL 3; (4) FOR THE APPROVAL OF THE AMENDMENT TO THE WEST BANCORPORATION, INC. 2021 EQUITY INCENTIVE PLAN IN PROPOSAL 4; (5) FOR THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024 IN PROPOSAL 5; AND IN THE DISCRETION OF THE NAMED PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date	Signature (Joint Owners)		Date